                                                                    EXHIBIT 10.8


                                                          AGREEMENT NO. 97050833

                                AMENDMENT NO. 1

This Amendment No. 1 is made and entered by and between U S WEST Business Resources, Inc. with offices for transaction of business located at 700 West Mineral Avenue, Littleton, CO 80120 as agent for U S WEST Communications, Inc. ("Customer"), and Next Level Communications, with offices for transaction of business located at 6085 State Farm Drive, Rohnert Park, CA 94928 ("Supplier").

                                    RECITALS

Customer and Supplier entered into that certain Agreement No. 97050833, dated August 8, 1997, (the "Agreement"); and Customer and Supplier wish to amend the Agreement under the terms and conditions contained herein.

                                   AGREEMENT

In consideration of the mutual promises and advantages to the parties, the parties incorporate by reference and agree to the accuracy of the above recitals and further agree as follows:

1.       DESCRIPTION OF AMENDMENT AND MODIFICATIONS

         1.1 The purpose of Amendment No. 1 is to definitize the award of Access RFP R100523 to the subject Agreement. Certain terms and conditions originally intended for the Agreement and Product Schedule No. One do not apply to this new acquisition. The new Access products shall be as defined in Product Schedule No. Two separately from this Amendment.

         1.2      Article 21, "Termination for Convenience" -

                  1.2.1 Article 21.1 of "Termination for Convenience" as set forth in Addendum No. One, third sentence, fifteenth line, for purposes of Product Schedule No. Two, insert after, ". . . as set forth under this Agreement," the following, "For purchases of the NLevel(3) Switched Digital Access System(R) products as specified in Product Schedule No. Two, Supplier's remedies for termination under this Article 21 shall be limited to: (1) [ * ] pursuant to the [ * ] set forth in the Agreement for [ * ] properly [ * ] in accordance with this Agreement prior to termination; and (2) [ * ] for Purchases priced by [ * ] based on the [ * ] of proper [ * ] in accordance with this Agreement at the time of [ * ] , Customer shall have no further liability to Supplier as a result of the termination."

                  1.2.2 Article 21.2 of "Termination for Convenience" as set forth in Addendum No. One shall not apply to the NLevel(3) Switched Digital Access System(R) products awarded as a result of RFP R100523. The following statement is added before the text of 21.2, "This article does not apply to purchases for NLevel(3) Switched Digital Access System(R) products as specified in Product Schedule No. Two."

         1.3 Article 22.7 of "Default" as set forth in Addendum No. One shall not apply to NLevel(3) Switched Digital Access System(R) products awarded as a result of RFP R100523. The following statement is added before the text of 22.7, "This article does not apply to purchases for NLevel(3) Switched Digital Access System(R) products as specified in Product Schedule No. Two."

         1.4 Article 29., "M/WBE Subcontracting Plan" as modified by the statement in Addendum No. One is changed to add the following additional language as it applies to the Access RFP award after the first sentence (in Addendum No. One), "Said M/WBE Subcontracting Plan shall be supplemented and/or revised by a submittal that applies to purchases of NLevel(3) Switched Digital Access System(R) products contained in Product Schedule No. Two, to be incorporated into subject Agreement no later than December 15, 1998."

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
                                                          AGREEMENT NO. 97050833
                                                                 Amendment No. 1


         1.5 Article 36., "Training" as added via Addendum No. One, is changed to add conditions that apply to the Access Products from R100523, to be contained in Product Schedule No. Two. The following new paragraph is added after the last paragraph of that article, "Supplier agrees to provide training for those NLevel(3) Switched Digital Access System(R) products purchased under Product Schedule No. Two in these [ * ] locations: [ * ] (the last of which will be agreed upon at a later date)."

         1.6 Article 40., "Business Commitment" as added via Amendment No. One shall not apply to those [ * ] products awarded as a result [ * ] The following statement is added after the title, "This Article does not apply to purchases of NLevel(3) Switched Digital Access System(R) products contained in Product Schedule No. Two."

         1.7 Article 41., "Evaluation of Prices" is added as follows, "Annual review of Product Schedule by Customer with Supplier shall occur to determine appropriate adjustments based on current state of development of the technology, and other market factors that could affect price."

2.       EFFECTIVE DATE

         2.1 This Amendment No. 1 shall be deemed effective October 15, 1998 through the Agreement's current expiration date of August 8, 2002.

         2.2 Note that the term for Product Schedule No. Two may differ from that of the Agreement.

3.       FURTHER AMENDMENTS

         Except as modified herein, the provisions of the Agreement shall remain in full force and effect. Neither the Agreement nor this Amendment No. 1 may be further amended or altered except by written instrument executed by an authorized representative of both parties.

The parties intending to be legally bound have executed this Amendment No. 1 as of the dates set forth below, in multiple counterparts, each of which is deemed an original, but all of which shall constitute one and the same instrument.

U S WEST BUSINESS RESOURCES, INC. AS AGENT FOR         NEXT LEVEL COMMUNICATIONS
U S WEST COMMUNICATIONS, INC.

/s/ Joyce Becker                                       /s/ Harold S. Klein
------------------------------------                   ---------------------------------
(Authorized Signature)                                 (Authorized Signature)

Joyce Becker                                           Harold S. Klein
------------------------------------                   ---------------------------------
(Print or Type Name of Signatory)                      (Print or Type Name of Signatory)

Procurement Manager                                    VP Contracts Management
------------------------------------                   ---------------------------------
(Title)                                                (Title)

98 OCT 15                                              98 OCT 15
------------------------------------                   ---------------------------------
(Execution Date)                                       (Execution Date)


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                                                                               2

* Certain information on this page has been omitted and filed
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  requested with respect to the omitted portion.

                                                          Agreement No. 97050833

                                   AGREEMENT

This Agreement is made by and between U S WEST Communications, Inc. with offices for transaction of business located at 700 West Mineral, Littleton, Colorado 80120 ("Customer"), and Next Level Communications with offices for transaction of business located at 6085 State Farm Drive, Rohnert Park, California 94928 ("Supplier").

In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                          GENERAL TERMS AND CONDITIONS

1. DEFINITIONS: The terms defined herein shall have the meanings set forth below.

         1.1. "Acceptance," if applicable, is defined in the Special Provisions Module(s).

         1.2. "Agreement" means this written contract between Customer and Supplier, including the General Terms and Conditions and all Special Provisions Modules, together with Schedule(s), exhibits, any other attachments, Order(s), and amendments to this Agreement.

         1.3. "Confidential Information" is defined in Article 6.

         1.4. "Customer" means U S WEST Communications, Inc.. Customer shall also have the right to designate Affiliate(s) who may purchase under this Agreement as Customer, and such Affiliate(s) shall become additional Customer(s) under this Agreement upon Customer's written notice to Supplier. For purposes of this paragraph 1.4, "Affiliate" means any entity which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Customer. For purposes of this paragraph 1.4, "control" means (i) in the case of corporate entities, direct or indirect ownership of twenty percent (20%) or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (ii) in the case of non-corporate entities, direct or indirect ownership of twenty percent (20%) or greater of the equity interest.

         1.5. "Deliver" ("Delivery") means Customer's receipt of Purchases at the location specified in any Order(s) or in this Agreement.

         1.6. "Documentation" means tangible or intangible information necessary for the use, planning, engineering, installation, operation and maintenance of Purchases, including but not limited to: Specifications, user manuals, test data, flow charts, data file listings, loading and unloading procedures, machine configuration information, programs, routines, subroutines, or related information.

         1.7. "Liabilities" shall mean all liabilities, claims, judgments, losses, orders, awards, damages, costs, fines, penalties, costs of defense, and attorneys' fees.

         1.8. "Order(s)" means a written or electronic offer by Customer which shall be deemed to incorporate all provisions of this Agreement.

         1.9. "Product(s)" means those goods, supplies, materials, articles, items, parts, components, assemblies, and the incidental associated Software, listed and/or described in this Agreement or any Module(s), Schedule(s), Order(s) and/or other attachments to this Agreement.

         1.10. "Purchases" means all Product(s), Software and/or Services described in this Agreement, Module(s), or on Schedule(s), Order(s), and/or other attachments to this Agreement.

         1.11. "Schedule(s)" means a written instrument made part of this Agreement describing such things as the Purchase(s), price, Specifications, warranty terms and related shipping and delivery instructions.

         1.12. "Services" means my work performed by or for Supplier under this Agreement, including any deliverables resulting from or incidental to the Services, as listed and/or described in this Agreement, Module(s), or any Schedule(s), Order(s) and/or other attachments to this Agreement.

         1.13. "Software" means computer programs as listed and/or described in this Agreement, Module(s) or any Schedule(s), Order(s) and/or other attachments to this Agreement, and the related Documentation. "Software" includes, without limitation, all versions and all updates, enhancements and corrections, together with operating instructions, user manuals, training materials and other Documentation. "Software" does not include source code or proprietary design documentation, unless otherwise agreed to in writing by the parties.

         1.14. "Special Provisions Module(s)" or "Module(s)" means, as applicable, the Special Provisions Module-Software License and Services, and/or the Special Provisions Module-Services, and/or the Special Provisions Module-Product(s), and/or any other similar set of provisions which we attached to the General Terms and Conditions and form part of this Agreement.

         1.15. "Specifications" means technical, functional, operational and other criteria and/or performance requirements for Purchases, in any medium, which criteria and/or requirements are referenced in or made part of this Agreement, and schematics, prototypes, models, Supplier's proposals and literature, and/or Documentation furnished to Customer.


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                                                          Agreement No. 97050833

2. TERM: This Agreement shall be effective as of August 8, 1997, and shall continue through August 8, 2002. This Agreement shall thereafter automatically renew for successive periods of one (1) year each unless a party gives written notice of intention to terminate at least one hundred twenty (120) days before the end of any term, or this Agreement is terminated or canceled under Articles 21 or 22. The Special Provisions Modules, Schedules and/or other parts of this Agreement may specify a different term(s) applicable specifically to that portion of this Agreement. If my such specific term continues beyond this Agreement, the General Terms and Conditions and other applicable provisions of this Agreement shall continue to govern that portion of this Agreement.

3.       INVOICES, PAYMENTS, SETOFF, TAXES:

         3.1. Supplier shall issue invoices in the format required by Customer within thirty (30) days following Delivery of Products or Software or completion of Services, which itemize all charges, costs, taxes and Software license fees separately. No term or condition of any invoice shall be binding upon Customer, and Customer hereby objects to any terms inconsistent with or additional to the terms and conditions of this Agreement.

         3.2. Correct and undisputed amounts on invoices shall be paid within thirty (30) days following receipt of the invoice and following Delivery of Products or Software or completion of Services, unless otherwise provided in a Schedule or other attachment. Notwithstanding the foregoing, payment shall not be due then if on or before the due date Customer notifies Supplier of rejection or non-Acceptance of Purchase(s). Disputed amounts on invoices shall he paid within thirty
         (30) days after resolution of dispute. Supplier agrees to provide to Customer reasonable supporting documentation concerning any disputed amount within thirty (30) days after Customer notifies Supplier of the dispute.

         3.3. Credits due to Customer may be applied against amounts owed to Supplier. If no amounts are owed by Customer to Supplier, Supplier shall issue payment within thirty (30) days of Customer's written request.

         3.4. Payment shall not constitute Acceptance or approval of the Purchases or a waiver by Customer of any right to require fulfillment of all terms and conditions of this Agreement.

          3.5. The act of submission of an invoice constitutes Supplier's certification that all claims, liens and causes of action, if any, for the payment of wages or salaries or the payment of charges for materials, tools, machinery or supplies have been satisfied, released or settled. Customer reserves the right before making payments to require Supplier to furnish sufficient evidence that all claims, liens and causes of action have been satisfied, released or settled. If satisfactory evidence is not furnished, the amount of such claims, liens and causes of action may be withheld from any monies otherwise payable to Supplier hereunder until such evidence of payment or a bond to indemnify Customer against my such claims, liens, and causes of action has been furnished.

         3.6. All claims for monies due from Customer shall be subject to deduction or setoff by Customer for any claim arising out of any transaction with Supplier.

         3.7. Supplier shall be responsible for any and all taxes including, without limitation, the income, payroll, sales, use, gross receipts, real estate, personal property or other taxes imposed upon Supplier. Supplier will indemnify and hold harmless Customer for any loss or damage (including without limitation any penalties and interest) sustained because of Supplier's failure to pay such taxes. Customer will be responsible only for the sales or transaction taxes that are directly imposed upon any of the Purchases furnished in accordance with this Agreement, and such sales or transaction taxes shall be listed separately on Supplier's invoices.

4. RECORDS: Supplier shall maintain complete and accurate records of all amounts billable to and payments made by Customer hereunder in accordance with recognized accounting practices. Supplier shall retain such records for a period of four (4) years from the date of payment for Purchases covered thereby. During the term of this Agreement and the respective periods in which Supplier is required to maintain such records, Customer and its authorized agents and representatives shall have access to such records for purposes of audit during Supplier's normal business hours.

5.       WARRANTIES:

         5.1. Supplier warrants that it has all rights, title, and interest, free of all liens and encumbrances, in and to all Product(s) and Software sold, leased or licensed to Customer; except that for Software which is not owned by Supplier, Supplier warrants that it has the right to grant the licenses granted hereunder.

         5.2. Supplier warrants that Purchases shall conform to all descriptions, Specifications, statements of work, representations, and other requirements set forth in this Agreement. Module(s), Schedule(s) and/or any Order(s); and will be free from defects in materials, performance, workmanship, and design. Supplier further warrants it will perform Services with promptness, diligence and in accordance with the highest standards in the field to the reasonable satisfaction of Customer.

         5.3. Any specific warmly periods shall be as set forth in the Special Provisions Module(s) and/or Schedule(s).

         5.4 Supplier represents and warrants that the Products and Software will function properly in accordance with Specifications and will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the functionality, data integrity and performance, as the Products and Software record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates ("2000 Compliant"). Supplier represents and warrants that the Products and Software (1) will lose no functionality on or after January 1, 2000 and will


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                                                          Agreement No. 97050833


         lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (2) will be interoperable with other products and software used by Customer that may deliver records to the Products and Software or receive records from the Products and Software, or interact with the Products and Software, including but not limited to back-up and archived data. Upon request by Customer, Supplier agrees to provide a test script to validate that the Products and Software are 2000 Compliant. The warranties and representations in this paragraph are not subject to any limited or specific warranty periods in the General Terms and Conditions, or in any Special Provisions Module(s) and/or Schedule(s). If any products and/or software previously provided to Customer by Supplier, whether hereunder or under separate agreements, is not 2000 Compliant and is currently under maintenance by Supplier or Supplier's designee, Supplier shall modify or replace such products and/or software with products and/or software that are 2000 Compliant no later than January 1, 1999, without charge to Customer.

         5.5. Warranties will not be affected by removal, relocation, or resale of Product(s), and warranties shall survive inspection, Acceptance and payment. Warranties shall run to Customer, its agents, successors in interest, assigns and customers.

         5.6. If Supplier is not the manufacturer or licensor, or, with respect to Software the owner, Supplier shall obtain the same warranty as specified herein from the manufacturer, licensor or owner, and the complete warranty will pass to Customer. Supplier shall have primary responsibility for and shall assist and cooperate with Customer in making claims under such warranty.

         5.7. Supplier shall promptly correct or make good non-conforming Purchases, to the reasonable approval and acceptance of Customer, at no cost to Customer.

                  5.7.1. Non-conforming Purchases shall be either corrected on-site or returned to Supplier for correction, at Supplier's expense and at Customer's option. Customer agrees to be reasonable in requiring on-site corrections.

                  5.7.2. If the non-conformity has not been corrected within five (5) days from date of Customer's notification of failure, Customer shall have the right to have the non-conformities remedied at the expense of Supplier, and Supplier shall be responsible for all losses, expenses and damages incurred by Customer. Customer shall also have the right to cancel this Agreement and/or any Order(s) pursuant to Article 22.

         5.8. These Warranties are not sole and exclusive but are in addition to, and do not limit, any rights afforded to Customer by this Agreement or as provided by law.

6.       CONFIDENTIAL INFORMATION:

          6.1. Confidential Information shall mean any technical or business information, including third-party information, marked as confidential or proprietary and furnished, disclosed or made available in connection with this Agreement, in any form or medium, by one party to the other, including, without limitation, Specifications, prototypes, Software, models, drawings, marketing plans, financial data and personnel statistics. Confidential Information in oral form must be identified as confidential at the time of disclosure and confirmed as such in writing within thirty (30) days of such disclosure. Confidential Information does not include information which (1) the recipient knew or had in its possession, prior to disclosure, without confidential limitation; (2) is independently developed by the recipient without breach of this Agreement; (3) becomes publicly available without breach of this Agreement; (4) is received rightfully from a third party and without obligation of confidentiality; or (5) is disclosed without restriction by the disclosing party.

         6.2. If the parties deem it necessary and request to receive Confidential Information from each other, the parties agree:

                  6.2.1. To maintain and use Confidential Information only for the purposes of this Agreement and only as permitted herein. To only make copies as specifically authorized and with the same confidential or proprietary notices as are on the original.

                  6.2.2. To restrict access and disclosure of Confidential Information to their employees, agents and contractors who have a "need to know," and who agree to maintain confidentiality in accordance with this Article.

                  6.2.3. To treat Confidential Information as confidential for a period of [ * ] from the date of receipt.

         6.3. Confidential Information shall at all times remain the property of the disclosing party. Upon request, Confidential Information shall be returned to the disclosing party upon termination, cancellation or expiration of this Agreement.

         6.4. Except as may be required by applicable law, regulations, legal or agency order, demand or process, neither party shall disclose to a third party my Confidential Information or the contents of this Agreement without the prior written consent of the other party. In the case of required disclosures, the owner of Confidential Information shall, to the extent reasonably possible, be given notice prior to the disclosure and an opportunity to seek an appropriate protective order. The obligations of this Article shall be satisfied by handling Confidential Information with the same degree of care which the receiving party applies to its own similar confidential information but in no event less than reasonable care. Customer's liability under this Article shall be subject to the same limitations as set forth in
         Article 22.4. The obligations of this Article shall survive the expiration, cancellation or termination of this Agreement.

7.       OWNERSHIP:

         7.1. "Work Product(s)" means all information, materials, products, drawings, specifications, reports, proposals, and any other items, in any medium, and any ideas, designs, concepts, techniques, inventions, discoveries, improvements, software, documentation, original works of authorship and


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                                                          Agreement No. 97050833


         any other work products discovered, prepared or developed by or for Supplier or its employees specifically for Customer in connection with Purchase(s) under this Agreement or in the course of or as a result of Services. Unless otherwise expressly provided in applicable Schedule(s) or other attachments, Work Product(s) shall be promptly disclosed and furnished to Customer. All right, title and interest in and to the Work Products shall vest in Customer and they shall be deemed to be works made for hire, and to the extent they may not be considered works made for hire Supplier assigns to Customer all rights, title and interest in and to the Work Products, including rights to copyrights in all copyrightable materials and in and to all patents that may be issued thereon. If the Work Products include item previously developed or copyrighted by Supplier or a third party. Supplier hereby grants to Customer an unrestricted, royalty-free, perpetual, irrevocable license to make, have made, copy, use, modify, distribute, prepare derivative works, perform, display, disclose and sublicense such Work Products for any lawful purpose. Supplier represents and warrants that it has all necessary agreements with its employees in order to convey the rights of ownership and title stated herein. Upon request from time to time, and without charge but with reimbursement for out-of-pocket costs and expenses incurred, Supplier and its employees agree to reasonably assist Customer and its nominees to obtain patents for any Work Products anywhere in the world. Supplier and its employees agree to execute all papers (including assignments) and do all things required in order to protect the rights of Customer and vest in it or its nominees all right, title and interest in and to the Work Products, patent applications, and patents, without charge but with reimbursement for out-of-pocket costs and expenses incurred.

         7.2. "Other Intellectual Property" means inventions, discoveries, improvements, concepts, methods, processes, ideas, information, software, and other intellectual property which is not deemed to be "Work Product(s)," but which is originated, developed or prepared in connection with Purchase(s) under this Agreement. Unless otherwise expressly provided in applicable Schedule(s) or other attachments, "Other Intellectual Property" which is originated, developed or prepared: (1) by employees of one party shall belong to that party; and/or (2) jointly by employees of both parties shall belong jointly to both, and each party hereby grants the other an unrestricted, nonexclusive, royalty-free, perpetual, irrevocable license to copy, use, disclose and sublicense such jointly developed Other Intellectual Property in connection with its business.

         7.3. At the request and expense of Customer, Supplier will assist Customer and sign all appropriate documents, during and after the term of this Agreement, to enable Customer to obtain intellectual property protection for its interests in Work Product(s) and/or Other Intellectual Property. Customer will, at the request and expense of Supplier, provide the same assistance to Supplier with respect to Other Intellectual Property owned by Supplier. The assisting party will not charge any fees or other charges of my kind in connection with such activities. Supplier shall obtain from its employees, consultants or other representatives who perform work hereunder appropriate assignments and/or rights to ensure that Supplier is authorized to grant the rights provided to Customer hereunder.

         7.4. Neither party grants the other party any express or implied licenses under any patents, copyrights or trademarks, except to the extent necessary for each party to fulfill its obligations to the other under this Agreement.

8.       INDEPENDENT CONTRACTOR:

         8.1. Supplier warrants and agrees that it is engaged in an independent business and that it and its employees and agents will perform under this Agreement as independent contractors and not as agents or employees of Customer; and that it will maintain complete control over performance by its employees, agents and subcontractors. Customer is not liable for debts or expenses incurred by Supplier, its employees, agents and subcontractors. Nothing in this Agreement or any subcontract shall create any contractual relationship or liabilities between any agent or subcontractor and Customer. Supplier shall be responsible for its own acts and those of its agents, employees and subcontractors in connection with performance of this Agreement.

         8.2. Supplier will be solely responsible for all matters relating to payment of its employees, including compliance with workers' compensation, unemployment, disability insurance, social security withholding, and all other federal, state and local laws, rules and regulations governing such matters. Supplier and its employees are not entitled to unemployment insurance benefits as a result of performing under this Agreement unless unemployment compensation coverage is provided by Supplier. Supplier is responsible for and shall pay all assessable federal and state income tax on amounts paid under this Agreement.

9. SUBCONTRACTORS: Supplier shall obtain Customer's written consent, which consent will not be unreasonably withheld, prior to subcontracting any obligations hereunder. Such requirement shall not apply to purchases of incidental, standard commercial supplies or raw materials.

10. PLANT AND WORK RULES: Each party while on the premises of the other shall comply with all plant rules and regulations including, where required by governmental regulation, submission of satisfactory clearance from the appropriate governmental authorities.

11.      INDEMNITY:

         11.1. Supplier shall indemnify and hold harmless Customer, its owners, parents, subsidiaries, affiliates, agents, directors and employees against all Liabilities to the extent they arise from or in connection with: (1) the fault or negligence of Supplier, its officers, employees, agents, subcontractors and/or representatives; and/or (2) the furnishing, performance or use of any Purchases under this Agreement or any product


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                                                          Agreement No. 97050833

     liability claims relating to any Purchases; and/or (3) failure by Supplier, its officers, employees, agents, subcontractors and/or representatives to comply with Article 19 "Compliance with Laws:" and/or (4) assertions under workers' compensation or similar employee benefit acts by Supplier or its employees, agents, subcontractors, or subcontractors' employees or agents.

     11.2 Customer shall indemnify and hold harmless Supplier, its owners, parents, subsidiaries, affiliates, agents, directors and employees against all Liabilities to the extent they arise from or in connection with: (1) the fault or negligence of Customer, its officers, employees, agents, subcontractors and/or representatives; and/or (2) failure by Customer, its officers, employees, agents, subcontractors and/or representatives to comply with Article 19 "Compliance with Laws," and/or (3) assertions under workers' compensation or similar employee benefit acts by Customer or its employees, agents, subcontractors, or subcontractors' employees or agents. Customer's liability under this Article shall be subject to the same limitations as set forth in Article 22.4.

12.  PATENT, TRADEMARK, COPYRIGHT OR TRADE SECRET INDEMNIFICATION:

     12.1 Supplier shall, at its expense, indemnify, hold harmless, and defend Customer, its owners, parents, subsidiaries, affiliates, agents, directors, and employees against all Liabilities that arise from or in connection with any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other intellectual property right, relating to the Purchases and/or the use thereof. Customer may have its own counsel participate in the defense of any such claim or action at its expense.

     12.2 If any Purchase becomes, or in Supplier's reasonable opinion is likely to become, the subject of a preliminary or final order or judgment against Customer's use of any Purchase(s) due to such a claim of infringement. Supplier shall, at its expense, either procure the right for Customer to continue using such Purchase(s) or replace or modify the same so as to become non-infringing, while remaining compatible, functionally equivalent and in conformity with the requirements of this Agreement. If neither of the foregoing alternatives is reasonably possible. Supplier shall refund to Customer an appropriate pro rata portion of amounts paid pursuant to this Agreement and reimburse Customer for all reasonable expenses of removal and replacement.

13. Insurance: Supplier shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain at a minimum, the insurance coverage listed below with insurers having a "Best's" rating of at least B+XIII. Supplier shall not commence any work hereunder until Supplier has fulfilled all insurance requirements herein. Supplier shall require its subcontractors and agents to maintain the same insurance coverage listed below.

     13.1 Worker's Compensation insurance with statutory limits as required in the state(s) of operation; and providing coverage for any Supplier employee entering onto Customer premises, even if not required by statute. Employers' Liability or "Stop Gap" insurance with limits of not less than $100,000 each accident.

     13.2 Commercial General Liability Insurance covering claims for injury, death, personal injury or property damage bodily occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products/completed operations and contractual liability with respect to the liability assumed by Supplier hereunder. The limits of insurance shall not be less than:

                  Each Occurrence               $2,000,000.00
                  General Aggregate Limit       $2,000,000.00
                  Products-Completed
                  Operations Limit              $2,000,000.00
                  Personal and Advertising
                  Injury Limit                  $2,000,000.00

     13.3 Comprehensive Automobile Liability Insurance covering ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with the performance of this Agreement, with limits of at least $1,000,000 per occurrence for bodily injury and property damage.

     13.4 The insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. Supplier shall forward to Customer certificates of such insurance upon execution of this Agreement and upon any renewal of such insurance during the term of this Agreement. The certificate(s) shall provide that (1) Customer (including all participating affiliates) be named as an additional insured(s) as their interest may appear with respect to this Agreement; (2) thirty (30) days prior written notice of cancellation, material change or exclusions in the policy shall be given to Customer; (3) coverage is primary and not excess, or contributory with, any other valid and collectible insurance purchased or maintained by Customer.

     13.5 Any additional or different insurance requirements shall be specified in Module(s), Schedule(s) or Attachment(s) to this Agreement.

14. ADVERTISING; PUBLICITY: Neither party shall use the other party's names, marks, codes, drawings or Specifications in any advertising, promotional efforts or any publicity of any kind without the prior written permission of such other party.

15.  ASSIGNMENT:
     15.1 This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign or delegate this Agreement and/or any of its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any such attempted assignment shall be void. However, Customer may assign this Agreement and delegate any of its rights and/or obligations hereunder to its parents, subsidiaries of its parents, or other affiliates, without the consent of Supplier. Any assignment of amounts payable is void to the extent that it attempts to impose on Customer obligations to the assignee, or to preclude

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                                                          Agreement No. 97050833


         Customer from dealing solely and directly with Supplier in all matters under this Agreement.

         15.2. Notwithstanding the above, the parties acknowledge that Customer may select at any time a "Prime Contractor" to provide and/or manage the type of Purchases generally covered under this Agreement. For and in consideration of the mutual covenants contained in this Agreement, the parties hereby expressly agree that the Purchases, duties, and obligations to be performed under this Agreement by Supplier may be assigned and delegated to the Prime Contractor by Customer. The parties hereby expressly consent to such an assignment and delegation. The Prime Contractor will take the place of Customer for all purposes and; Supplier will be obligated to the Prime Contractor under the terms and conditions set forth under this Agreement. The Prime Contractor and Supplier will be bound to the terms of this Agreement in every way as if the Prime Contractor was named a party to this Agreement. The Agreement between Prime Contractor and Supplier will supersede the obligations and liabilities arising thereafter under the Agreement. Customer agrees to provide Supplier reasonable prior written notice.

16. FORCE MAJEURE: Neither party shall be liable for failure to perform solely caused by unforeseeable force majeure circumstances beyond their control ("Force Majeure"). If such circumstances occur, the party injured by the other's inability to perform may elect to: (1) terminate this Agreement in whole or in part; or (2) suspend the Agreement, in whole or part, for the duration of the Force Majeure circumstances; or (3) terminate any affected Order(s) and delete the canceled quantity from its committed quantity for the year in which the canceled quantity was to have been purchased. The party experiencing the Force Majeure circumstances shall cooperate with and assist the injured party in all reasonable ways to minimize the impact of such circumstances on the injured party, including assisting in locating and arranging for substitute Purchases.

17. TIME IS OF THE ESSENCE: Time is of the essence in performance hereunder and a significant and material term hereof.

18. WAIVER: The failure of either party to exercise any right shall not be construed to be a waiver unless agreed upon in writing. A waiver in any one instance will not constitute an amendment to this Agreement or indicate my continued waiver of such right on any other occasion.

19.      COMPLIANCE WITH LAWS:

         19.1. Supplier shall obtain and maintain at its own expense all permits and licenses and pay all fees required by law with respect to any Purchases and/or performance of this Agreement. The parties shall, in connection with performance of and Purchases under this Agreement, comply with all applicable federal, state, and local laws, ordinances, rules, regulations, court orders, and governmental or regulatory agency orders ("Laws"), including, without limitation:

                  19.1.1. The Telecommunications Act of 1996 and all rules, regulations and orders issued in connection with that Act and this Agreement shall, to the greatest extent possible, be construed to be consistent with the same;

                  19.1.2. Laws relating to non-discrimination in employment, fair employment practices, equal employment opportunity, employment opportunities for veterans, non-segregated facilities, and/or employment of the disabled, except to the extent a party is exempt therefrom; and the Laws and contract clauses required by those Laws to be made a part of this Agreement are incorporated herein by this reference;

                  19.1.3. The Laws referred to in Article 8 "Independent Contractor";

                  19.1.4. Supplier acknowledges that Purchase(s) and/or Confidential Information ("Exports") may be subject to U.S. and applicable foreign export laws or regulations. Supplier shall perform its obligations under this Agreement in a manner consistent with the requirements of all applicable U.S. and all applicable foreign laws and regulations, including the U.S. export laws and regulations, the Foreign Corrupt Practices Act, and anti-boycott laws, and U.S. export laws and regulations prohibiting the unauthorized export or re-export of certain items to residents of countries listed in U.S. Export Administration Regulations. Specifically, Supplier certifies and warrants that the shipment or provision of Exports, any associated technical data or information, or the direct product thereof, will not violate U.S. export laws or regulations, or the import laws and regulations of all applicable foreign states. Supplier shall be responsible for obtaining, recording, filing, maintaining, and paying for all export and import documentation including all licenses and permits.

                  19.1.5. The Occupational Safety and Health Act of 1970 (as amended) and all other Laws relating to safety and health, including applicable motor carrier safety regulations. Supplier shall be solely responsible for its safety, the safety of its employees, its subcontractors and agents, and its general work area, and the safety of Purchases hereunder so that all Purchases comply with safety and health Laws when used or performed. Supplier shall immediately remedy any non-compliance and indemnify and hold Customer harmless from my penalty, fine or Liabilities in connection therewith; and

                  19.1.6. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended), and all other Laws relating to that Act, and all other applicable environmental Laws, including Laws relating to hazardous materials, asbestos or toxic items. Supplier shall furnish Customer with Material Safety Data Sheets that comply with Laws and other environmental compliance data requested by Customer.

         19.2. The requirements of this Article 19 shall survive the expiration, termination or cancellation of this Agreement. All provisions of this Article shall also apply to all subcontractors, and similar terms shall be included in all Supplier's contracts with subcontractors.


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20. SEVERABILITY: Any term or provision of this Agreement which is held to be invalid, void, unenforceable or illegal will in no way affect, impair or invalidate the remaining terms or provisions, which will remain in full force and effect, consistent with the original intent of the parties. However, if such provision is an essential element of the Agreement, the parties shall promptly attempt to negotiate a substitute therefore.

21. TERMINATION OF AGREEMENT OR ORDER(s):

    21.1. Customer shall have the right to terminate this Agreement and/or any Order(s), in whole or in part, upon thirty (30) days written notice to Supplier. Upon receipt of notice of termination, Supplier shall place no further orders, terminate contracts, take such action as directed by Customer, and cease work, all in accordance with Customers notice.

    21.2. Supplier's remedies for termination under this Article 21 shall be limited to: (1) payment pursuant to the prices set forth in the Agreement for Purchases properly performed or Delivered in accordance with this Agreement prior to termination; and (2) partial payment for Purchases priced by flat fee based on the percentage of proper completion in accordance with this Agreement at the time of termination. Customer shall have no further liability to Supplier as a result of the termination.

22. CANCELLATION FOR DEFAULT:

    22.1. Either party may cancel this Agreement and/or any Order(s), in whole or part, without liability, by giving written notice of breach or default if the other (1) becomes insolvent, unable to pay debts when due, or the subject of bankruptcy proceedings not terminated within thirty (30) days of any filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for substantially all of its property; or (2) materially breaches or defaults on its obligations under this Agreement and, if the breach or default can be cured, fails to cure the breach or default within thirty (30) days after receipt of written notice to cure; or (3) commits breaches on obligations other than payment, repetitively, or at least three separate significant times within any four-month period. Customer may cancel any Order(s) in whole or in part, without liability, if Supplier fails to Deliver conforming Purchases under that Order on time.

    22.2. If Services are being provided, Customer shall have the right to take over and complete the Services at Supplier's expense.

    22.3. If Customer cancels this Agreement and/or any Order(s) for Supplier's default or breach, it shall be entitled to recover from Supplier all losses, damages and expenses incurred as a result of Supplier's default or breach. Supplier shall refund to Customer amounts previously paid for Purchases which, due to such cancellation, cannot reasonably be used by Customer, and shall bear all expenses for their removal and return. Supplier shall, at Customer's option, promptly remove Purchases or bear the cost of removal. Supplier shall restore or bear the expenses of restoration of Customer's property to its original condition at the direction of Customer and refund to Customer all monies previously paid for such Purchases.

    22.4. If Supplier cancels this Agreement and/or any Order(s) for Customer's default or breach, it may recover from Customer reasonable expenses incurred as a direct result of Customer's default or breach, which shall not exceed the amounts which Customer has not yet paid under the terms hereof. Customer shall not be liable for incidental, consequential or indirect damages, including but not limited to lost profits or unallocated overhead.

    22.5. Any cancellation by Customer under this Article which is set aside or deemed wrongful will be deemed a termination under Article 21 "Termination of Agreement or Order(s)" of this Agreement.

23. DISPUTE RESOLUTION:

    23.1. Any claim, controversy or dispute which arises between the parties, their agents, employees, officers, directors or affiliates ("Dispute") which the parties are unable to settle through consultation and negotiation may be mediated under the Commercial Mediation Rules of the American Arbitration Association ("AAA") by a mutually acceptable mediator. Any Dispute which cannot be resolved through negotiation or mediation shall be resolved by binding arbitration as provided in this Article. The arbitrability of claims shall be determined under the Federal Arbitration Act, 9 USC Secs. 1-16. Notwithstanding the foregoing, the parties may cancel or terminate this Agreement in accordance with its terms and conditions without being required to follow the procedures set forth in this Article.

    23.2. A single arbitrator engaged in the practice of law, who is knowledgeable about the subject matter of this Agreement and the matter in Dispute, shall conduct the arbitration under the rules of the AAA then in effect, except as otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in Denver, Colorado, and all expedited procedures prescribed by the AAA rules shall apply. The laws of Colorado shall govern the construction and interpretation of this Agreement. The arbitrator's decision and award shall be final, conclusive and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

    23.3. Either party may request from the arbitrator injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the Dispute is otherwise resolved. The arbitrator shall not have authority to award punitive damages. Each party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the mediator and arbitrator.

    23.4. If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses and in seeking such stay and/or compelling arbitration and reasonable attorneys' fees.


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                                                          Agreement No. 97050833


         23.5. Supplier agrees that in the event of any Dispute between the parties, it will continue to provide Purchases without interruption.

         23.6. Supplier shall include in all contracts with its subcontractors provisions similar to those in this Article 23, requiring that all disputes in my way involving Customer shall be settled by binding arbitration.

24. SEVERAL LIABILITY AND JOINT DISCOUNTS: The term Customer as used herein may be applicable to one or more parties and the singular shall include the plural. If more than one party is referred to as Customer herein, then their obligations and liabilities shall be several, not joint. Notwithstanding the foregoing, all Purchases under this Agreement and/or related agreements shall be cumulative for purposes of determining: (1) whether Customer has met any minimum purchase requirements; (2) credits which may be applicable; (3) Customer's forecasts; (4) the level of discount, if any, which shall apply to any Purchases; and (5) any other requirements or incentives based upon the volume or amount of Purchases.

25. NONEXCLUSIVE AGREEMENT: It is expressly understood and agreed that this Agreement does not grant to Supplier any exclusive privileges or rights and Customer may contract with other suppliers for the procurement of comparable Purchases. Customer makes no guarantee or commitment for any minimum or maximum amount of Purchases hereunder.

26. REMEDIES CUMULATIVE: The remedies provided herein shall be cumulative and in addition to my other remedies provided by law or equity.

27. SURVIVAL: The provisions of this Agreement that, by their sense and context, are intended to survive performance by either or both parties shall also survive the completion, expiration, termination or cancellation of this Agreement.

28. AMENDMENTS: No change or modification of any terms or conditions herein shall be valid or binding on either party unless made in writing and signed by authorized representatives of both parties.

29. M/WBE SUBCONTRACTING PLAN: Support of Minority and Women Businesses is part of Customer's ongoing business strategy. If required by Customer, Supplier agrees and commits to subcontract in accordance with its subcontracting plan as approved by Customer, and such subcontracting plan shall be incorporated herein as an attachment to the General Terms and Conditions entitled "M/WBE Subcontracting Plan".

30. ELECTRONIC DATA INTERCHANGE ("EDI"): It is Customer's objective to procure Purchases utilizing EDI. If Supplier is EDI capable, Customer and Supplier shall enter into a Trading Partner Arrangement to implement EDI transactions and such arrangement will be incorporated herein as an attachment to the General Terms and Conditions, entitled "Electronic Data Interchange."

31. ENVIRONMENTAL: Supplier shall utilize its best efforts, wherever applicable to the Schedule, to: Provide environmentally preferable energy efficient Products and Services (based on EPA issued guidelines); provide Products and Services that eliminate or reduce the generation of hazardous waste/materials and the need for special material processing; and, Supplier shall provide Products and Services that promote the use of non-hazardous, recovered and recycled materials.

32. ENTIRE AGREEMENT: Terms and Conditions and all Special Provisions Modules, together with all incorporated Schedules, exhibits, Order(s), any other attachments, and amendments, shall constitute the entire Agreement between the parties. Any preprinted terms and conditions on Order(s), acknowledgment forms, or other forms or documents shall not apply and are objected to. This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties with respect to the subject of this Agreement,

33. COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

34. AUTHORITY; JOINT PREPARATION: The parties represent and warrant that they are duly authorized and have received all necessary consents to enter into this Agreement, and that the signatories are duly authorized to bind the parties to this Agreement. Each party acknowledges that it has reviewed this Agreement and participated in its preparation and understands the provisions of this Agreement. This Agreement and my ambiguous language shall not be construed against either party for having prepared it.

35. SUPPLIER RELATIONSHIP: It is the parties' objective to support and strengthen their working relationship to ensure performance and mutual satisfaction under this Agreement. In support of this objective, the parties my enter into and attach to the General Terms and Conditions as attachment, entitled "Working Relationship."


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
                                                          Agreement No. 97050833

U S WEST COMMUNICATIONS, INC.

/s/ Sol Trujillo
---------------------------------
(Authorized Signature)

Sol Trujillo
---------------------------------
(Print or Type Name of Signatory)

President and CEO
---------------------------------
(Title)

August 21, 1997
---------------------------------
(Execution Date)


NEXT LEVEL COMMUNICATIONS

/s/ Pete Keeler
---------------------------------
(Authorized Signature)

Pete Keeler
---------------------------------
(Print or Type Name of Signatory)

President
---------------------------------
(Title)

August 26, 1997
---------------------------------
(Execution Date)


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
AGREEMENT NO. 97050833*P*2


                            PRODUCT SCHEDULE NO. TWO

This Product Schedule No. Two ("this Product Schedule") is attached to the Special Provisions Module - Products and is a part of Agreement No. 97050833, effective as of August 8, 1997, between U S WEST Communications, Inc. ("Customer") and Next Level Communications ("Supplier"). This Product Schedule is subject in all respects to the Special Provisions Module - Products, except that in the event of a conflict between this Product Schedule and the Special Provisions Module - Products, the terms and conditions of this Product Schedule shall govern for the purposes of this Product Schedule only.

1.       SCOPE:

         1.1 This Product Schedule establishes the terms and conditions under which Customer may purchase the Product(s) set forth herein from Supplier from time to time.

         1.2 "Customer" for purposes of this Product Schedule means U S WEST Communications, Inc.

         1.3 Supplier's response to RFP R100523, Access, specifically Sections 3, Requirement for Product/Services; 5, Documentation; and 6, Quality and Reliability, are incorporated herein by this reference and attached hereto as Supplier's representations as Exhibit B. Customer shall have the right to rely upon such representations, except as expressly modified or otherwise deleted in this Agreement.

         1.4 Supplier hereby represents that its NLevel(3) Switched Digital Access Systems(R) product will provide as follows:

                  1.4.1 A complete access platform along with its management system, the associated network and customer equipment.

                  1.4.2 A variety of service capabilities to the users' network interfaces. These interface requirements can range from POTS to ISDN to Internet access. This may consist of an extension of an existing Digital Loop Carrier (DLC) system or the distribution side of my existing cross connect point. There is a tremendous need to provide additional facilities (both residential and business) in areas that we currently at capacity but wholesale replacement of the facilities is cost prohibitive.

                  1.4.3    Fiber to the Curb solutions.

                  1.4.4 Shortage solutions in growth areas. This includes areas currently fed by copper, DLC systems, and/or fiber multiplexers.

                  1.4.5    Data/video (xDSL, VDSL) on existing copper plant.

                  1.4.6 POTS and data/video (xDSL, VDSL) on existing copper plant.

2. TERM OF PRODUCT SCHEDULE: This Product Schedule shall be effective from October 15, 1998 through October 14, 2001 unless terminated or canceled pursuant to the terms of this Agreement. The parties may extend the term or any subsequent term of this Product Schedule by executing a separate written agreement of extension prior to the expiration of the term.

3. PRODUCT(S) DESCRIPTION AND PURCHASE PRICE: Supplier shall provide to Customer the Product(s) described in Exhibit "A," entitled "NLevel(3) Switched Digital Access Systems(R) Product Schedule," dated October 7, 1998, a copy of which is attached hereto and by this reference incorporated herein.

4.       WARRANTY TERM:

         4.1 Supplier's warranty for Product(s) shall commence upon date of invoice and shall continue thereafter for a period of [ * ].

         4.2 The warranty period for any Product(s) corrected or replaced shall be [ * ] from Delivery of the corrected or replaced Product(s) or the original warranty period, whichever period is longer.

         4.3 The warranty period for the hardware portion of all Access Systems and related products shall be [ * ] from the date of invoice. Should out-of-box failures occur or new products fail, said products shall be replaced with new products for similar fit and function. Should products fail or become defective while in service, said products shall, at Supplier's option, be repaired or replaced with refurbished products. The warranty period for the repaired or replaced products shall be the remainder of the original warranty or ninety (90) days, whichever is greater. If Supplier is not the manufacturer or licensor, Supplier shall obtain and pass to Customer manufacturer's complete warranty.

         4.4 The warranty for Customer Premises Equipment (CPE) intended for use outside of Supplier's network interfaces shall be [ * ] from the date of invoice. Such CPE shall include but not be limited to set top boxes, residential gateways, data modem or set devices, and NIC cards. During the warranty period, Supplier shall replace any defective products or products that suffer out-of-box failure with new product of similar fit and function. Should products fail or become defective while in service, said products shall, at Supplier's option, be repaired or replaced with refurbished products. The warranty period for the repaired or replaced products shall be the remainder of original warranty or ninety (90) days, whichever is greater.

         4.5 The warranty period for the software utilized in View1 and View2 product shall be [ * ] from the date of installation on a workstation or computing platform. Said software is warranted to conform to and perform in accordance with Supplier's specifications as contained in Supplier's documentation when said software is operated on the computing platform(s) outlined in Supplier's specifications. During the warranty period, and at no charge, Customer shall received any and all enhancements and maintenance releases issued by Supplier, and shall, have unrestricted access to Supplier's TAC center for technical support and assistance during normal business hours (6:00 a.m. to 5:00 p.m. PST). During non-business hours

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                      AGREEMENT NO. 97050833*P*2


         Customer's access shall be restricted to service problems and emergencies only. Upon Customer's purchase of any new feature release license, Customer's warranty shall be extended to a period of [ * ] years from the date of installation of the software release on a workstation.

5.       TRANSPORTATION, SHIPPING AND DELIVERY:

         5.1 Supplier shall ship Product(s) in accordance with Customer's instructions. Product(s) shall be shipped FOB Origin, Freight Collect. Customer shall have the right to designate the transportation carrier in any Order(s). Unless otherwise agreed, transportation charges shall be limited to actual common carrier charges. Invoices reflecting transportation charges shall be accompanied by legible copies of prepaid freight bills, express receipts or bills of lading or other supporting documents, as requested by Customer.

         5.2 Customer may specify the Product(s) freight classifications in its Order(s). If not so specified, Supplier shall classify Product(s) and invoice Customer for freight charges in accordance with the current National Motor Freight classifications.

         5.3 Unless otherwise agreed, transportation charges payable by Customer shall not exceed the lowest available cost of shipment between the Delivery location and Supplier's nearest facility from which Product(s) can normally be shipped. Nothing herein shall be construed to alter or amend the Delivery schedule contained in any Order(s).

         5.4 Customer will reimburse Supplier only those costs for rigging and drayage performed at Customer's site, made at Customer's request, if the costs thereof are not part of the price in any Order(s).

         5.6 Supplier shall obtain and maintain, at its expense, cargo and riggers insurance to cover the value of Product(s) being shipped.

         5.7 Supplier shall be responsible for all misdirected shipments. Misdirected shipments from Supplier shall be immediately reshipped by Supplier prepaid to the correct destination. Customer shall be entitled to deduct from Supplier's invoice all costs incurred by Customer due to the reshipping.

         5.8 Supplier's noncompliance with Customer's routing instructions shall render Supplier liable for all risk of loss and excess freight charges. Supplier shall be responsible for all charges in excess of normal pricing, which result from deviation from normal service or routing by Supplier.

         5.9 Supplier shall not use premium transportation without the prior written authorization of Customer. Premium transportation is any service that produces a transportation cost higher than the cost that would be incurred on a shipment via normal transportation.

         5.10 It is understood and agreed to between the parties that Supplier remains fully responsible to meet the Delivery Date as specified in my Order(s) even though the Product(s) are shipped FOB Origin, Freight Collect or per Customer's instructions. If Supplier fails to meet a Delivery Date due to the sole negligence or fault of the common carrier transporting said Product(s), Supplier agrees to use its best efforts to: (a) reposition Customer to the front of Supplier's manufacturing schedule; and (b) promptly and immediately reship replacement Product(s) to Customer. Supplier will use reasonable efforts to maintain a safety stock inventory on long lead Product(s).

         5.11 Supplier shall Deliver Product(s) in time to meet the Delivery Date; provided however: (a) Supplier shall not Deliver any Product(s) prior to the Delivery Date without Customer's consent; and (b) Customer and Supplier may agree in writing to change my Delivery Date.

         5.12 Delivery interval(s) shall be thirty (30) days after receipt of Order(s).

         5.13 If the Delivery date specified in an Order is not met by Supplier, then a late charge of [ * ] shall apply. Customer shall have the right to credit any late charge against Supplier's invoices. Customer's late charge shall not be deemed to constitute liquidated damages, and Customer reserves all remedies provided in this Agreement or at law.

6.       PRICE PROTECTION:

         6.1      For a period of   [ * ]    after the effective date of this
         Product Schedule, the prices, rates, charges or fees for Product(s) shall be as set forth in Paragraph 3, of this Product Schedule. However, annual review of Product Schedule by Customer with Supplier shall occur to determine appropriate adjustments based on current state of development of the technology, and other market factors that could affect price.

         6.2 Supplier warrants that the prices, rates, charges or fees for Product(s) sold hereunder are not less favorable than those currently and in the future extended to other customers for the same or similar Product(s) in similar quantities. Customer shall automatically have the benefit of any lower prices, rates, charges or fees. Supplier warrants that the prices shown on Order(s) are complete, and no additional charges (including but not limited to shipping, packaging, labeling, custom duties, storage, insurance, boxing and crating) shall be added to Order(s) without Customer's express written consent.

         6.3 Notwithstanding any other provision in this Product Schedule or Order(s), Supplier shall not Deliver Product(s) and Customer shall not be required to pay for Product(s) in excess of the quantity or requirements set forth in the Order(s) unless Customer has first executed a written acknowledgment to an order(s) authorizing the increased expenditure.

7.       REPORTS: supplies shall maintain a performance service level
of      [ * ]      percent or above for Delivery of all Order(s) issued within the contracted intervals. Supplier shall provide to Customer its Performance Service Reports in hard copy and on a ASCII DOS formatted 3 1/2" floppy disk (written information shall accompany the disk that details the column widths for each data field). Supplier shall mail the Reports to the address and person indicated by Customer. Supplier's Performance Service Reports shall contain the following:

         7.1      Order(s) number;

         7.2      Order issued date;


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         7.3      Order "On Job Date;"

         7.4      Number of changes to Order;

         7.5      Deliver performance on Order "On Job Due;"

         7.6      Supplier ship date;

         7.7      Quantity;

         7.8      Full or partial shipment;

         7.9      Order(s) received and returned by Customer;

         7.10     Order(s) canceled prior to shipment;

         7.11     Supplier's Delivery (contracted interval of performance); and

         7.12     Supplier's assessment of performance.

8. OWNERSHIP: Upon Acceptance of products and payment to Supplier, Customer shall own all products.

9. RESTOCKING CHARGE: Customer may at my time subsequent to Delivery return Purchases to Supplier for credit. For any Purchases returned that are not useable by Supplier's other customers within sixty (60) days, the Parties agree they will use good faith efforts to reach an agreement as to an appropriate amount due Supplier. However, in no event shall the amount due Supplier from Customer exceed ten percent (10%) of the unit price of the Purchases returned.

10. UNCONFIRMED ORDERS: Customer may designate any Order(s), prior to Supplier's acceptance, as unconfirmed Order(s). Unconfirmed Order(s) shall establish Customer's position in Supplier's manufacturing, delivery and Services schedule, and shall establish prices. Customer shall confirm, extend or withdraw the unconfirmed Order(s) within thirty (30) days of issuance. Any Order(s) not confirmed or extended shall be deemed to be terminated. Customer shall be under no obligation to Supplier until the unconfirmed Order(s) have been confirmed.

11.      PURCHASE SPECIFICATIONS AND REQUIREMENTS:

         11.1 RF(X) Documentation provided to Customer by Supplier regarding this project and Supplier's Specifications which have been approved by Customer, including drawings, relating to Purchases are hereby made a part of this Schedule. To the extent that any Order(s) specifically provides for a variation from such Specification, the requirements of the Order(s) shall control.

         11.2 Supplier shall provide, as requested by Customer and at no charge, any applicable drawings and updates thereof, in accordance with U S WEST Technical Publications 77352 entitled "Central Office Telecommunications Equipment Standard Drawing Requirements," incorporated by reference and made a part hereof, and 77002 entitled "Technical Drawing Media Standards," incorporated by reference and made a part hereof, to Customer's Central Office Record Center, located at U S WEST Communications, Inc., 700 West Mineral Avenue, Littleton, Colorado 80120. Supplier shall also provide, at no charge, and on an ongoing basis, a current index of all drawings, showing latest issue numbers, as well as complete descriptive information, to Customer's Central Office Record Center. Such index shall be furnished in accordance with U S WEST Technical Publication 77002. If Customer requires additional copies of Supplier's drawings and index, such drawings and index shall be made available to Customer at no charge.

         11.3 Supplier shall promptly furnish for Purchases, standard site preparation Specifications, if applicable, in such detail to ensure that Purchases(s) can be properly installed. Any alterations or modifications required in site preparation attributable to Supplier's incomplete or erroneous Specifications shall be made at Supplier's expense.

         11.4 Upon Customer's request, Supplier shall provide with each Order of Purchases, current applicable Purchases drawings in accordance with Technical Publication 77352 and in the type of media as specified by Customer. Such drawings shall be delivered to the Purchases Delivery location and to the engineering location specified in the Order(s).

         11.5 Customer shall have the right to reproduce Specifications, including drawings and updates thereof for the purposes of engineering, installing, maintaining, repairing and operating Purchases.

12.      SUPPLIER QUALITY ASSURANCE AND INSPECTION:

         12.11 If Supplier is the manufacturer, Supplier shall test and inspect all Purchases and Software prior to shipment to Customer.

         12.2 Supplier agrees to inform Customer in writing in advance of any scheduled change(s) in Supplier's manufacturing processes or quality control procedures or practices when such change(s) may affect from, fit, function, quality or reliability of Purchases or Software.

         12.3 Customer reserves the right to inspect manufacturing facilities, processes and finished Purchases or Software prior to the shipment date to verify compliance with the requirements herein or any Order(s). Such inspection shall not relieve Supplier of any obligations under the Agreement or my Order(s) nor shall such inspection be deemed Acceptance.

         12.4 Customer reserves the right to stop shipment of ordered Purchases if they fail the inspection referred to in the paragraph above.

         12.5 Supplier will provide, at the request of Customer, access to its quality control activity results, data, reports, charts, procedures, manuals, requirements, practices and methods for incoming or in-process Purchases or Software.

         12.6 If Customer observes Supplier's deviation from Supplier's quality control procedures or observes quality control activity results which may indicate worsening Purchases or Software quality or reliability, Supplier will, upon written request, formulate a corrective action plan and submit it to Customer for review and acceptance.

         12.7 Supplier shall comply with the provisions in U S WEST Technical Publication 77357, entitled


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                                                      AGREEMENT NO. 97050833*P*2

         "Engineering Complaints and Service Failure Analysis Reports" incorporated by reference and made a part hereof. All documentation relating to U S WEST Technical Publication 77357 shall be submitted by Supplier to the address specified in U S WEST Technical Publication 77357.

         12.8 Supplier shall comply with the current issues of Technical Requirement Documents TR-NWT-000815 entitled "Network Element (NE) Memory Administration Network Element and Network System Security," Issue 2, December 1992 and TR-NWT-000835 entitled "Operations Application Messages - Network Element and Network System Security Administration Messages" Issue 3, January 1993, and any subsequent revisions and updates, at no charge.

         12.9 Changes to Purchases or Software shall be in accordance with U S WEST Technical Publication 77354, Guidelines For Product Change Notices, incorporated by reference and made a part hereof. All documentation relating to U S WEST Technical Publication 77354 shall be submitted by Supplier to the address specified in U S WEST Technical Publication 77354.

13. MARKING: Purchases and Software shall be marked by Supplier with the following information, at no additional charge: (1) Supplier model and serial numbers, if applicable; and (2) date of shipment or manufacture. Supplier shall add any other identification which Customer may request, at Customer's expense.

14. REIMBURSABLE EXPENSES: Supplier shall be reimbursed only for reasonable and necessary expenses incurred in connection with performance under this Schedule and authorized in writing in advance, and meeting the criteria below. Supplier shall provide monthly itemized statements of reimbursable expenses, containing the Agreement and Schedule numbers under which the expenses were incurred, with receipts attached for each single expenditure in excess of twenty-five dollars.

         14.1 Airfares: Unless waived below, all air reservations must be made through Customer's authorized travel agency. If air reservations are not made through Customer's authorized travel agency, airfares will not be reimbursed. If waived, airfares shall be at the lowest rate available not to exceed coach. TRAVEL AGENCY [ ] WAIVED [ X ]NOT WAIVED.

         14.2 Personal Automobile, Mileage: at $0.315 per mile for actual miles traveled in performance under this Schedule.

         14.3 Automobile, Rental: Where necessary for performance under this Schedule, a subcompact or compact shall be used unless more than four
         (4) people share the same car; where two (2) or more of Supplier personnel are at the same site in connection with one Order, one (1) car shall be shared by up to four (4) individuals.

         14.4     Meals: shall not exceed thirty-five dollars per day per person

         14.5     Lodging: at reasonable rates for the locale

         14.6 Telephone Calls: those necessary for performance under this Schedule. Personal calls are not reimbursable.

15.      TRAINING:

         15.1 Supplier shall provide sufficient training, training materials and support to Customer to enable Customer to use Purchases to train Customer's training instructors.

         15.2 Supplier shall provide a list of prices for training manuals, courses and support.

         15.3 Customer shall have the right to reproduce training material for internal use and for the purpose of training Customer or others subject to the requirements herein dealing with "Confidential Information." Such rights shall include photographic, video and audio recordings of any training or training material.

         15.4 "Training Services" means instructing, teaching, qualifying, or certifying Customer's or others' employees or providing other related services.

         15.5 Supplier shall provide, as required by any Order(s), personnel to conduct training and instructional aids appropriate for each course, including books, pamphlets and diagrams.

         15.6 Customer may, without liability, terminate any Training Services by giving Supplier written notice ten (10) days prior to the commencement date.

         15.7 If Customer terminates any Training Services within one (1) days of or after the commencement date, the parties will agree to a reasonable fee for Supplier's time thus far.

16.      MANUALS AND DOCUMENTATION:

         16.1 Supplier shall provide at no additional charge, one (1) complete paper set and one (1) complete electronic set of current manuals and Documentation for each type of Purchases purchased by Customer to: as specified by Customer.

         16.2 With every Order Supplier shall deliver one (1) paper set of Order specific manuals and one paper set of Order specific Documentation at no additional charge. Supplier shall also deliver one electronic set of Order specific manuals and Order specific Documentation at no additional charge.

         16.3 Manuals and Documentation will describe in detail the engineering, installation, maintenance, repair and operation of Purchases, Software and/or Products or Software resulting from Services.

         16.4 Supplier shall, at no additional charge, provide all future updates, revisions and corrections of manuals and Documentation.

         16.5 Customer shall have the right to reproduce manuals and Documentation for the purpose of engineering, installing, maintaining, repairing and operating Purchases. Reproduction shall include the copyright or similar proprietary notices.


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                                                      AGREEMENT NO. 97050833*P*2


17. FUTURE AVAILABILITY OF REPAIRS, REPLACEMENT PARTS, AND MAINTENANCE NOT COVERED UNDER WARRANTY:

         17.1 "Repair Services" means inspecting for damages, repairing, cleaning, lubricating, adjusting, calibrating, restoring or rebuilding, refurbishing, testing and retrofitting engineering changes and updates, and performing similar Services on Purchases not covered under Maintenance Services or Warranty.

         17.2 Supplier shall maintain the capability to perform Repair Services or replace Purchases for [ * ] after the last purchase of such Purchases. Replacement Purchases shall conform to the original Purchases in form, fit and function. Repair or replacement shall be accomplished within Supplier's published repair intervals or as agreed.

         17.3 Supplier shall perform Repair Services in accordance with Specifications and the requirements of this Schedule or any Order(s).

         17.4 Unless otherwise specified in any Order(s), Supplier shall perform Repair Services and return repaired Purchases within Supplier's published repair interval. If Supplier has no published repair interval, the parties shall mutually agree on an interval.

         17.5 New or equivalent parts shall be used in effecting repairs or replacement. Parts which have been removed from Purchases, shall become Supplier's property. Parts which are installed in Purchases shall become Customer's property.

         17.6 If an emergency or out-of-service condition exists, Supplier shall perform Repair Services within twenty-four hours (24) of Supplier's receipt of Purchases.

         17.7 If Purchases returned to Supplier are determined to be irreparable, Supplier shall notify Customer and request disposition instructions for such Purchases. If requested by Customer, Supplier shall dispose of the irreparable Purchases and pay Customer the salvage value. Customer's liability with regard to irreparable Purchases shall be limited to transportation charges associated with the return of Purchase.

         17.8 Repaired and replacement Purchases shall be warranted as outlined in the Warranties provisions contained in this Agreement.

         17.9 Repaired Purchases shall have the warranty expiration date identified in a permanent manner at a readily visible location or as otherwise agreed. Repaired Purchases shall be returned with a tag or other papers describing the Repair Services and any other modifications and improvements which have been made.

         17.10 Supplier shall be strictly liable for loss of or damage to Purchases in its care, custody or control.

         17.11 If Supplier is unable to maintain the capability to repair or replace Purchases pursuant to the requirements set forth herein, Supplier shall provide Specifications to enable other Customer contractors to manufacture or Customer to obtain parts from third parties. Such Specifications shall include, but not be limited to the following:

                  A. Manufacturing drawings and Specifications of raw materials and components comprising such parts;

                  B. Manufacturing drawings and Specifications covering tooling and the operation thereof, and

                  C. A detailed list of all commercially available parts and components including the part number, name and location of Supplier, prices and functional descriptions.

         17.12 Supplier shall provide written notification [ * ] prior to discontinuing the manufacture of items of Purchases.

18.      TECHNICAL SUPPORT:

         18.1 Supplier shall provide for a period of [ * ] after the last purchase of Purchases, technical support to assist Customer in the engineering, installation, operation and maintenance of Purchases.

         18.2 Supplier shall make such technical support available at no charge during the warranty period.

         18.3 After expiration of the warranty period such technical support shall be available at Supplier's then current rates plus reimbursable expenses as pre-authorized by Customer. Off-site technical support shall be at no charge.

19.      COMPLIANCE WITH LAWS AND REGULATIONS:

         19.1 Radio Frequency Energy Standards: Appropriate Purchases shall comply with the requirements of the Federal Communications Commission's Rules and Regulations, Part 15, Subparts A, B, and C, and Part 2, Subpart J as applicable and as amended, including those sections concerning the labeling of such Purchases and the suppression of radiation to specified levels.

         19.2 Lightwave Radiation: Purchases containing laser devices must meet the requirements of the United States Department of Health and Human Services, and the Bureau of Radiological Health regulations, including, but not limited to, those sections concerning the labeling of Purchases and the suppression of lightwave radiation to specified levels.

         19.3 Registration: Appropriate Purchases shall comply with the Federal Communications Commission's Rules and Regulations, Part 68.

20.      INSTALLATION AND REMOVAL SERVICES:

         20.1 "Installation Services" means constructing, erecting, placing, moving, modifying, unpacking, connecting, wiring, cabling, inspecting and testing Purchases and/or Software or perforating similar work as ordered.

         20.2 "Removal Services" means disconnecting, de-cabling, dismantling, mining, packing or performing similar work affecting Customer's Purchases as ordered.


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         20.3     For Installation and Removal Services performed in central offices, Supplier shall perform such Services in accordance with U S WEST Technical Publication 77350, entitled "Central Office Telecommunications Equipment Installation and Removal Guidelines," incorporated by reference and made a part hereof.

         20.4 Supplier shall provide all labor, tools (including portable tools and test sets) portable buildings and toilets, trailers, storage facilities, vehicles, equipment and other materials required.

         20.5 Supplier shall receive, uncrate, unpack and inspect for damage all Purchases and/or Software to be installed and shall promptly notify Customer of any shortage or damage. If Supplier fails to make such notations, Supplier shall be responsible for all loss of or damage to Purchases and/or Software. When Supplier is also providing the Purchases and/or Software, Supplier shall be solely responsible for all claims, reordering and replacement of affected Purchases and/or Software.

         20.6 Supplier shall provide its current installation quality standards, including workmanship standards, test and inspection methods, sampling plans, test equipment calibration methods and requirements, methods for determining acceptance quality levels and similar criteria for administering Supplier's quality assurance program.

         20.7 Supplier shall conduct tests and analysis of installed Purchases in accordance with Specifications and the requirements herein and any Order(s), prior to the date stated in the Order(s) for completion of installation and removal services.

         20.8 Title to Customer's removed Purchases shall remain with Customer.

         20.9 Invoice and Payment: Installation and Removal Services, which are scheduled to be completed in twelve (12) weeks or less, shall be invoiced within thirty (30) days following the date Services are completed. Services which are scheduled to be completed in more than twelve (12) weeks shall be invoiced on a monthly basis for charges accrued during the preceding month. Twenty percent (20%) of the total amount payable may be withheld by Customer until the Services have been accepted.

21.      ENGINEERING SERVICES:

         21.1 "Engineering Services" means analyzing, planning, designing, pricing, detailing, drafting, creating specifications, ordering and otherwise technically describing or specifying Purchases as ordered.

         21.2 Supplier shall perform Engineering Services in accordance with Specifications and the requirements herein and in any applicable Order(s).

         21.3 Engineering Services associated with central office equipment shall be performed in accordance with the requirements of U S WEST Technical Publication 77351 entitled "Central Office Telecommunication Equipment Engineering Standards," incorporated by reference and made a part hereof.

         21.4 Drafting of Customer's central office drawings shall be performed in accordance with U S WEST Technical Publication 77353, entitled "Central Office Drawing Standards," incorporated by reference and made a part hereof.

         21.5 Results of Engineering Services including, but not limited to, equipment specifications, office records, drawings and summaries of Purchases shall become the exclusive property of Customer upon Delivery, and shall not be used by Supplier for my other purposes.

         21.6 Engineering Services Support: Notwithstanding any acceptance by Customer, Supplier's obligation to provide Engineering Services shall include support for such Services until the expiration of the warranty period. Such support shall be available to Customer on-site, if requested, at no additional charge and shall not be limited to Supplier's normal working hours.

         21.7 Invoice and Payment: Engineering Services, which are scheduled to be completed in twelve (12) weeks or less, shall be invoiced within thirty (30) days following the date Services are completed. Engineering Services which are scheduled to be completed in more than twelve (12) weeks shall be invoiced on a monthly basis for charges accrued during the preceding month. Twenty percent (20%) of the total amount payable may be withheld by Customer until the Services have been accepted.

22.      MAINTENANCE SERVICES:

         22.1 "Maintenance Services" means those Preventive, Remedial and similar services performed by Supplier for a specified period of time for a specific application.

         22.2 "Principal Period of Maintenance" (PPM) means a consecutive period from 8:00 a.m. to 7:00 p.m., EST in the continental U.S.A. and 8:00 a.m. to 5:00 p.m. local time, outside the continental U.S.A. at site where Purchases are installed, occurring daily, Monday through Friday, excluding New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         22.3 "Preventive Maintenance" means Maintenance Service performed by Supplier on a scheduled basis to keep Purchases in good operating condition as required in the Order(s). Preventive Maintenance may include, but not be limited to:

                  A. Calibrating, testing, adjusting, cleaning, lubricating, replacing worn or defective parts and performing minor circuit updating and modification;

                  B. Maintenance and Engineering Services necessary to retrofit or otherwise install engineering changes, modifications and improvements made to any Purchases by Supplier during the maintenance term for that (those) Purchases; and

                  C. Automatic update services for all Manuals and Documentation furnished with Purchases.


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                                                      AGREEMENT NO. 97050833*P*2


         22.4 "Remedial Maintenance" means maintenance performed by Supplier which is necessary to return inoperative or malfunctioning Purchases to good operating condition.

         22.5 The following shall be automatically eligible for Maintenance Services without further conditions:

                  A. Purchases installed by Supplier, immediately upon installation;

                  B. Purchases certified by Supplier as being eligible for Maintenance Services;

                  C. Purchases maintained by Supplier, upon expiration of the maintenance term; and

                  D. Purchases under warranty, upon expiration of the warranty period.

        22.6 Supplier shall inspect all other Purchases or systems and shall notify Customer in writing of its condition and eligibility.

         22.7 Preventive Maintenance shall be performed in a manner which does not unreasonably interfere with Customer's use of Purchases. Within two (2) days after acceptance of the Order(s), Supplier shall specify in writing the frequency and duration of such maintenance, and thereafter Customer will specify the schedule. This schedule may be modified by written agreement.

         22.8 Supplier shall provide a telephone number at which Customer may obtain Remedial Maintenance. Maintenance personnel shall arrive within one (1) hour, or as otherwise agreed, after receipt of notification that Remedial Maintenance is required. Only one (1) maintenance representative shall respond unless it is agreed that more than one is required. Supplier may, at no additional charge, send additional personnel.

         22.9 Supplier shall provide continuously updated maintenance organization charts, up to and including the national support level. The charts shall include twenty-four hours (24) a day and seven (7) days a week contact information.

         22.10    Maintenance Service includes the following:

                  A.       Preventive Maintenance;

                  B.       Remedial Maintenance;

                  C. Additional Remedial Maintenance required due to a recurrence of the same malfunction within a thirty day period;

                  D. Remedial Maintenance required when Preventive Maintenance was not performed prior to occurrence of the malfunction;

                  E.       Parts required for Preventive or Remedial
                  Maintenance;

                  F. Labor to retrofit engineering changes for Purchases purchased from Supplier;

                  G. Relocation of Purchases at Customer's site, if requested by Customer and as agreed, during the term of Maintenance Services;

                  H. Unpacking, installing, removing, packing and moving including supervising such Services, or Purchases required in the course or performance of Maintenance Services;

                  I.       Performance of Acceptance tests; and

                  J. Refurbishment, rehabilitation or rebuilding services, including parts and labor, for Purchases that has (have) been in operation at one (1) or more of Customer's sites, or at other locations selected by Customer, for less than seven (7) years after the Acceptance Date, if such Purchases has (have) been maintained by Supplier throughout its operation.

         22.11 Supplier shall use only new parts, or parts of equal quality and operating specifications, in performing Preventive or Remedial Maintenance. Parts that are removed and replaced by Supplier shall become the property of Supplier. All parts placed in operation shall be additions to Purchases and shall become Customer's property.

         22.12 Supplier shall keep a reasonable inventory of spare parts for Purchases at Customer's site to make emergency repairs.

         22.13 Supplier shall furnish and maintain a legible maintenance log at each of Customer's maintenance sites which shall be available to Customer for inspection. This log shall include:

                  A.       Date and time Supplier was notified;

                  B. Date and time of arrival of Supplier's maintenance personnel at Customer's site;

                  C. Nature of Services (Preventive or Remedial Maintenance) provided;

                  D. Type, model number, serial number and location of Purchases serviced;

                  E. Time Purchases were made available to Supplier and the time Purchases were returned to service;

                  F.       Total actual time expended performing Maintenance
                  Services;

                  G. Description of the malfunction, including known causes;

                  H. Corrective action taken, including replacement parts used;

                  I. Identification and signature of Supplier's representatives; and

                  J.       Customer's signature, if required.

         22.14 Customer will, at no charge, provide reasonable space to Supplier for spare parts and working space and will provide heat, light, ventilation and power for use by Supplier's maintenance personnel. Supplier shall maintain this space in an orderly manner, consistent with Customer's site rules. Customer will not be liable for loss or damage to Supplier's equipment or materials stored on Customer's premises, except to the extent caused solely by Customer.

         22.15 Notwithstanding the term of Services specified in the Order(s), Customer may terminate Maintenance Services for its convenience and at no charge upon thirty (30) days prior written notice to Supplier.

  CONFIDENTIAL. DISCLOSE AND DISTRIBUTE SOLELY TO THOSE INDIVIDUALS WHO HAVE A
                                  NEED TO KNOW.

                                                     AGREEMENT NO. 97050833*P*2


         22.16 Supplier shall provide Customer a detailed description of its maintenance escalation guidelines prior to the commencement date.

23.      PRODUCT(S) EVALUATION:

         23.1 Supplier may provide to Customer certain Product(s) as further described in a Request for Evaluation ("RFE") for the purposes of Customer evaluating the applicability of such Product(s) to its business, subject to the following: (1) Customer shall issue an RFE; and (2) The term of the RFE shall be as set forth in the RFE.

         23.2 An RFE shall be signed by both parties and shall include, at a minimum, the following:

                  A. A description of the Products and/or Software and delivery date;

                  B.       The period of time for the evaluation;

                  C.       Specifications and performance requirements;

                  D. Contacts for both Parties, including their phone numbers;

                  E.       Location of Products and/or Software;

                  F.       Supplier's Responsibilities; and

                  G.       Customer's Responsibilities.

         23.3 Customer agrees not to use Products after the expiration of the evaluation unless and until a separate written agreement of extension is executed by the Parties.

         23.4 At the end of the evaluation Customer shall notify Supplier of its decision. At the end of the evaluation term if Supplier has not been notified as to whether Customer desires to purchase Purchases Supplier will request a status report from Customer. In no event shall Supplier assume such silence is Acceptance.

         23.5     If Customer decides not to purchase the Purchases, within ten
         (10) days of such notice Supplier shall remove such Purchases at its own risk and expense.

         23.6 If Customer decides to purchase the Purchases, the Parties will agree to the amount and terms of payment.

         23.7 Customer will use Purchases provided under this Article for the purpose of evaluation only. Such evaluation shall not obligate Customer to procure Purchases for future use. Nor shall such usage be deemed Acceptance by Customer.

         23.8 Title to Purchases shall be and remain vested in Supplier. Supplier shall bear the risk of loss of or damage to the Purchases and/or Software.

24.      INSURANCE:

         24.1 Supplier shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain the insurance coverage listed below with insurers having a "Best's" rating of B+XIII.

         24.2 Should performance of this Agreement involve any use of aircraft, aircraft liability insurance covering the ownership, operation and maintenance of all owned and non-owned aircraft with limits of not less than $5,000,000 per occurrence for bodily injury and property damage, including passengers.

         24.3 Comprehensive Crime insurance covering losses due to theft of moneys or securities by Supplier's employees or third parties in an amount not less than $ N/A per occurrence. Such insurance shall be endorsed to provide coverage to Customer for losses arising from theft from Supplier's employees or third parties while providing services hereunder.

         24.4 Errors and Omissions/Professional Liability insurance covering errors and emissions of the Supplier with limits of not less than $1,000,000 per occurrence and endorsed to provide coverage for contractual liability with respect to liability assumed by Supplier hereunder. Such insurance shall provide a retroactive date prior to the date of this agreement and an extended claims reporting period of not less than three (3) yews after the termination of this agreement.

         24.5 Fidelity Bond covering losses due to Supplier's employee dishonest acts in an amount not less than $1,000,000 per occurrence. Such insurance shall be endorsed to provide coverage to Customer for losses arising from dishonest acts of Supplier's employees while providing Services hereunder.

         24.6 Garage Liability insurance covering claims for bodily injury, death or property damage occurring or arising out of the servicing or repair of Customer's vehicles with limits of not less than $ N/A each accident.

         24.7 Garagekeepers' Liability insurance including comprehensive and collision coverage for damage to Customer's vehicles left in the Supplier's care with limits of not less than $ N/A each garage location.

         24.8 Liquor Liability insurance covering bodily injury, death or property damage occurring or arising out of the sale or distribution of alcoholic beverages with limits of not less than $ N/A per occurrence.

         24.9 Motor Truck Cargo insurance covering losses to Customer's property with limits of not less than $500,000 any one conveyance.

25. VOLUME: Customer has estimated various planning forecasts in the range of [ * ] subscriber lines to be provisioned over the term of this Product Schedule. Supplier clearly understands and agrees that such planning estimates do not represent any minimum or maximum purchase obligations/commitments on the part of Customer under this Agreement.

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                                  NEED TO KNOW.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                      AGREEMENT NO. 97050833*P*2


The parties intending to be legally bound have caused this Product Schedule No. Two to be executed by their duly authorized representatives.

U S WEST BUSINESS RESOURCES, INC. AS AGENT FOR         NEXT LEVEL COMMUNICATIONS
U S WEST COMMUNICATIONS, INC.

/s/ Joyce Becker                                       /s/ Harold S. Klein
------------------------------------                   ---------------------------------
(Authorized Signature)                                 (Authorized Signature)

Joyce Becker                                           Harold S. Klein
------------------------------------                   ---------------------------------
(Print or Type Name of Signatory)                      (Print or Type Name of Signatory)

Procurement Manager                                    VP Contracts Management
------------------------------------                   ---------------------------------
(Title)                                                (Title)

98 OCT 15                                              98 OCT 15
------------------------------------                   ---------------------------------
(Execution Date)                                       (Execution Date)

  CONFIDENTIAL. DISCLOSE AND DISTRIBUTE SOLELY TO THOSE INDIVIDUALS WHO HAVE A
                                  NEED TO KNOW.

                                                         Agreement No.: 97050833
                                                       Product Schedule No.: Two
                                                                      Exhibit: A
                                                          Dated: October 7, 1998

                             PRODUCT AND PRICE LIST




 MFG'S P/N                   DESCRIPTION                         PRICE      CLEI(TM) CODE
----------   ----------------------------------------            -----      -------------
CENTRAL OFFICE EQUIPMENT
750-00008    Broadband Digital Terminal Shelf Assembly (BDT)       [  *  ]    BAM3AA0ARA
825-00001    N3 View-1, Operational Support Software --
             Billing Only
825-00002    N3 View-2, Broadcast Management System --             [  *  ]
             Billing Only                                          [  *  ]
750-00032    Network Interface Unit, BDT (NIU3)                    [  *  ]
750-00061    Network Interface Unit, BDT (NIU3) --
             No Optics                                             [  *  ]
750-00011    Administrative Interface Unit, BDT (AIU)              [  *  ]    BAC1290JAA
750-00030    Administrative Interface Unit, BDT (AIU2)             [  *  ]
750-00031    Administrative Interface Unit, BDT (AIU2)
             w/DBP: incl. Tollgrade MCU                            [  *  ]
660-00014    Power Supply, BDT (BDTPS)                             [  *  ]    BAPU670LAA
660-00089    Optical Distribution Unit, BDT (ODU2)                 [  *  ]
820-00004    Fuse and Alarm Panel (FAP)                            [  *  ]
780-50002    N3 View-1, Operational Support Software --
             Media & Documentation                                 [  *  ]
780-50004    N3 View-2, Broadcast Management System --
             Media & Documentation                                 [  *  ]

UNIVERSAL SERVICES ACCESS MULTIPLEXE--, EQUIPMENT

750-00045    Remote Terminal Shelf, USAM 1SL                       [  *  ]
750-00059    Central Office/Customer Prem. Shelf, USAM             [  *  ]
750-00068    DS1 Expansion Shelf, USAM                             [  *  ]
660-00180    Common Control, Optical Interface, USAM
             Redundant (SMCCO)                                     [  *  ]
660-00080    Common Control, Optical Interface, USAM
             Split Shelf (SMCCV)                                   [  *  ]
660-00181    Common Control, Electrical Interface,
             USAM (SMCCE)                                          [  *  ]
660-00068    Power Supply, -48VDC, USAM (USMPS48)                  [  *  ]
660-00115    Power Supply, 115VAC, VDSL USAM (USMP115)             [  *  ]
660-00132    Power Supply, 115VAC/-130VDC, RT USAM                 [  *  ]
750-00044    Alarm & Test Unit, RT, USAM (SMATU)                   [  *  ]
750-00070    Alarm & Test Unit, USAM (SMAUVDSL only)               [  *  ]
750-00072    Alarm & Test Unit, RT, W/DBP (SMATB)                  [  *  ]
660-00144    DS1 Expansion Line Card -- 24 DS1                     [  *  ]
660-00142    DS1 Expansion Common Control Optical (IDLCC)          [  *  ]
660-00143    DS1 Expansion Power Supply                            [  *  ]
750-00058    Administrative Access Panel, USAM (SMAP)              [  *  ]


                                 Page 10 or 15


                CONFIDENTIAL. DISCLOSE AND DISTRIBUTE SOLELY TO
                   THOSE INDIVIDUALS WHO HAVE A NEED TO KNOW.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                         Agreement No.: 97050833
                                                       Product Schedule No.: Two
                                                                      Exhibit: A
                                                          Dated: October 7, 1998

                             PRODUCT AND PRICE LIST

MGF'S P/N                  DESCRIPTION                                              PRICE        CLEI(TM) CODE
----------------------------------------------------------------------------------------------------------------
UNIVERSAL SERVICES ACCESS MULTIPLEXER-, PLUG-INS
----------------------------------------------------------------------------------------------------------------
660-00027      Dual VDSL Line Card, USAM (SMVD)                                      [  *  ]
660-00131      Dual (RADSL) Line Card, USAM                                          [  *  ]
660-00087      Hex POTS UVG/Coin Line Card, COT, USAM                                [  *  ]
660-00075      Hex POTS UVG Line Card, RT, USAM (SMRTU)                              [  *  ]
660-00088      Hex POTS Line Card, RT, USAM (SMRTP)                                  [  *  ]
660-00108      Hex Coin Line Card, RT, USAM                                          [  *  ]
660-00083      Hex Coin Line Card, COT, USAM (may be replaced with 660-00087)        [  *  ]
660-00129      Hex BRI Line Card, RT, USAM                                           [  *  ]
660-90006      Dual 2W FXO, RT/COT, USAM                                             [  *  ]
660-90002      Dual 2W FXS, RT/COT, USAM                                             [  *  ]
660-90001      Single 4W E&M, COT/RT USAM                                            [  *  ]
660-90003      Single 4W FX COT/RT, USAM                                             [  *  ]
660-90004      DSO Dataport, COT, USAM                                               [  *  ]
660-90005      OCU Dataport, RT, USAM                                                [  *  ]
660-00192      3-DS1 Line Card (triple), USAM                                        [  *  ]
660-00193      Quad P-Phone Line card - USAM RT                                      [  *  ]
660-00194      Quad P-Phone Line card - USAM COT                                     [  *  ]
660-00190      Dual DMT ADSL Line Card - USAM RT                                     [  *  ]
660-00191      Dual DMT G.Lite ADSDL Line Card - USAM RT                             [  *  ]
----------------------------------------------------------------------------------------------------------------
FIBER TO THE CURB
----------------------------------------------------------------------------------------------------------------
                          METAL BNUS 1.5 POTS PER BB LINE
----------------------------------------------------------------------------------------------------------------
750-00001      BNU-8 enclosure with IDC blocks and stubs - ready for aerial          [  *  ]
750-00001      BNU-8 enclosure with IDC blocks and stubs - ready for pedestal        [  *  ]
750-00026      BNU-8 enclosure with IDC blocks and stubs - wall mount                [  *  ]
750-00002      BNU-16 enclosure with IDC blocks and stubs - ready for aerial         [  *  ]
750-00002      BNU-16 enclosure with IDC blocks - ready for pedestal                 [  *  ]
750-00027      BNU-16 enclosure with IDC blocks - wall mount                         [  *  ]
680-00077      BNU Power Supply (BNU-8 or BNU-16)                                    [  *  ]   BAPU780LAA
680-00009      BNU Common Control w/ROH (BNU-8 or BNU-16)                            [  *  ]
680-00012      BNU TIU2 -6 UVG POTS (BNU-8 or BNU-16)                                [  *  ]

       CONFIDENTIAL. DISCLOSE AND DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                         Agreement No.: 97050833
                                                       Product Schedule No.: Two
                                                                      Exhibit: A
                                                          Dated: October 7, 1998

                             PRODUCT AND PRICE LIST

MFG'S P/N                       DESCRIPTION                            PRICE         CLEI(TM) CODE
----------     ---------------------------------------------------     --------      -------------
680-00022      BNU PTIU - 6 POTS (BNU-8 or BNU-16)                       [ * ]
680-00017      BNU FXTIU2 - 6 FXS/UVG POTS                               [ * ]
680-00025      BNU CTIU2 - 1 COIN/5 UVG POTS                             [ * ]         BAL8FG0BAA
680-00015      BNU BTIU2 - 1 BRI/ISDN/5 UVG POTS                         [ * ]         BAL8FGHBAA
680-00019      Dual VDSL Broadband Interface Unit - (VDIUC)              [ * ]
680-00020      Dual RADSL Broadband Interface Unit - (RADIUC)            [ * ]
750-00066      BNU VDSL Coax adapter - BNU-16 only                       [ * ]
750-00065      BNU RADSL Coax adapter - BNU-16 only                      [ * ]
671-00030      BNU Connecter Assembly for TWP - BNU-16 Only              [ * ]
                          Non-Metallic BNU with lightweight cassettes
750-00050      BNU1636 - ENCLOSURE (does not include BB protection
                 or composite stub                                       [ * ]
750-00150      BNU1636 - ENCLOSURE with BB IDC's (does not include
                 composite stub                                          [ * ]
750-00250      BNU1636 - ENCLOSURE with BB IDC's and
                 25' composite stub                                      [ * ]
680-00176      BNU1636 VDSL BNU (VDIU)                                   [ * ]
680-00177      BNU1636 Dual RADSL BIU (RADIU)                            [ * ]
680-00164      BNU1636 Common Control (CCU36)                            [ * ]
660-00199      BNU1636 Power Supply                                      [ * ]
680-00104      TIU3 POTS 6 Line                                          [ * ]
680-00105      TIU3 1 COIN/5POTS                                         [ * ]
680-00106      TIU3 1 ISDN/5 POTS                                        [ * ]
680-00159      Dual DS1 linecard: BNU1636                                [ * ]
680-00117      TIU3 6 Line FXS/UVG                                       [ * ]
                                  Special Service Unit (SSU)
750-00005      SSU-2 Shelf & backplane with OSP cover                    [ * ]
660-00192      SSU-2 Common Control (DSL interface)                      [ * ]
660-00051      SSU-2 Power Supply                                        [ * ]
750-00004      SSU-2 Common Control (Coax interface):
                 (Note - limited production for DC Ranch/Lowry           [ * ]
671-00024      Kit, RPS Alarm Unit                                       [ * ]

CUSTOMER PROMISE EQUIPMENT

750-00056      Residential Gateway, 3 MPEG decoders, with main remote    [ * ]
750-00062      Auxiliary Remote Control                                  [ * ]

             CONFIDENTIAL. Disclose and distribute solely to those
                      individuals who have a need to know.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                         Agreement No.: 97050833
                                                       Product Schedule No.: Two
                                                                      Exhibit: A
                                                          Dated: October 7, 1998

                             PRODUCT AND PRICE LIST


MFG'S P/N      Description                                                                      Price         CLEI(TM) Code
---------      -----------------                                                               --------       -------------
750-00064      Residential Gateway UHF receiver,kit                                             [ * ]
750-00034      Etherset, VDSL                                                                   [ * ]
750-00043      Etherset, RADSL                                                                  [ * ]
750-00078      Etherset, DMT                                                                    [ * ]
750-00079      Etherset, DMT Lite                                                               [ * ]
750-00033      Etherset, Coax: note DC Ranch & Lowry only                                       [ * ]
671-90037      POTS Separation Filter, VDSL                                                     [ * ]
671-90038      POTS Separation Filter, RADSL/ADSL                                               [ * ]

CABINETS AND ENCLOSURES

               Channell Enclosure 12" Base                                                      [ * ]             MD 8/98
               Channell Enclosure 18" Base                                                      [ * ]             MD 8/98
860-00022      Channell Enclosure w/bracket-24" base US WEST specified                          [ * ]
750-90001      2-3 Shelf Base Cabinet, includes;                                                [ * ]             replaces
               rack, fan, baffles, fiber tray, door alarm, GFCI outlet, mounting template; fully installed and tested (with shelves order
               separately)

750-00035      4 Shelf VDSL Cabinet, includes;                                                  [ * ]
               rack, fan, baffles, fiber tray, door alarm, GFCI outlet, mounting template, AC load center, 4 100 pr. Cat. 5 protector panels, fan, door alarm, fiber tray, sealed splice enclosure; fully installed and tested with 4 shelves

750-90002      4 Shelf Base Cabinet, includes;                                                  [ * ]
               rack, fan, baffles, fiber tray, door alarm, GFCI outlet, mounting template; fully installed and tested (with shelves order
               separately)

750-90003      6-8 shelf Base Assembly, includes;                                               [ * ]
               Heat Exchanger, sealed splice encl. rack, fan, baffles, fiber tray, door alarm, GFCI outlet, mounting template; fully installed and tested (with shelves order separately)

750-90004      12 shelf Base Cabinet includes;                                                  [ * ]
               Heat Exchanger, sealed splice encl. rack, fan, baffles, fiber tray, door alarm, GFCI outlet, mounting template; fully installed and tested (with shelves order separately)


               CABINET OPTIONS: ADD TO BASE CABINET (INSTALLATION INCLUDED IN BASE PRICE -

               Siecor 100 Pr. Cat 3 (Telephony) Protector Panel                                 [ * ]

               Siecor 100 Pr. Cat 5 (VDSL) Protector Panel                                      [ * ]

               Millbank AC Load Center (VDSL or VDSL mix cabinets)                              [ * ]

               Fiber FC Jumper cables (1 pr. per shelf requiring optical connection)            [ * ]

               Alpha 4810 Rectifier shelf with supervisory module                               [ * ]

               Alpha 4810 550 V rectifier module                                                [ * ]

               GNB 90 Ahr. Battery String (4 per string) - may be replaced with JCI 90 Ahr.     [ * ]


             CONFIDENTIAL, Disclose and distribute solely to those
                      individuals who have a need to know.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                          Agreement No. 97050833
                                                       Product Schedule No.: Two
                                                                      Exhibit: A
                                                          Dated: October 7, 1998



                             PRODUCT AND PRICE LIST

MFG'S P/N      DESCRIPTION                                                                          PRICE              CLEI(TM) CODE

               Battery Drawer (required for all -48V rectifier with battery Backup);

               2-3 Shelf Battery Drawer                                                             [ * ]

               4 Shelf Battery Drawer                                                               [ * ]

               6-8 Shelf Battery Drawer                                                             [ * ]

               12 Shelf Battery Drawer                                                              [ * ]

               Battery Heater; per battery string                                                   [ * ]

POWER SYSTEMS

835-00410      Alpha Low Profile Double Wide RPS, 3600W, FPN 4010, Alpha                            [ * ]

               USW configuration CDXX-GBA2 consisting of:

               (1 ea.)  835-00047 Pad Mount FPN 4010 cabinet and bulk rail assembly

               (8 ea.)  835-00034 RSM4810 550 W rectifier modules

               (18 ea.) 835-00035 CSM 31 200 W DC/DC Converter Modules

               (14 ea.) 835-00036 5/VA Limiter Modules

               (1 ea.)  835-00010 3 string end battery Cable Kit

               (3 ea.)  835-00037 battery heater & tray assembly

               (1 ea.)  835-00046 3M 100X200X200 cross connect

               (65 ea.) 835-00023 Lucent 5 pin gas tube protectors

               (1 ea.)  890-00009 TBI pad mount steel anchor frame kit & documentation

               (1 ea.)  835-00052 AC service entrance

               (1 ea.)  835-00051 AC meter base

               (1 ea.)  835-00053 AC Data surge protector

835-00310      Alpha Low Profile Pad Mount RPS, 1200W, FPN3010, Alpha U S W                         [ * ]

               Configuration ZDZZ-GBA2, consisting of:

               (1 ea.)  835-00044 Pad Mount FPN 3010 cabinet and bulk rail assembly

               (4 ea.)  835-00034 RSM4810 550 W rectifier modules

               (7 ea.)  CSM 31 200 W DC/DC Converter Modules

               (6 ea.)  835-00036 5/VA Limiter Modules

               (1 ea.)  835-00011 3 string end battery Cable Kit

               (3 ea.)  835-00037 battery heater & tray assembly

               (1 ea.)  835-00039 3M 50X100 cross connect

               (21 ea.) 835-00023 Lucent 5 pin gas tube protectors

             CONFIDENTIAL.  Disclose and distribute solely to those
                            individuals who have a need to know.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                          Agreement No: 97050833
                                                       Product Schedule No.: Two
                                                                      Exhibit: A
                                                          Dated: October 7, 1998


                             PRODUCT AND PRICE LIST

--------------------------------------------------------------------------------
Mfg's P/N                  Description                     Price   CLEI(TM) CODE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 (1 ea.) 890-00009 TE1 pad mount steel
                 anchor frame kit & documentation

                 (1 ea.) 835-00052 AC service entrance

                 (1 ea.) 835-00051 AC meter base

                 (1 ea.) 835-00053 AC Data surge protector

835-00038        JCI Tel-12-105F 100 Ahr. Battery
                 (ea) -- requires 4 per string             [ * ]

835-00034        RSM 4810 550 V rectifier modules          [ * ]

835-00035        CSM 31 200 V DC/DC converter modules      [ * ]

835-00036        5/VA limiter modules                      [ * ]

835-00043        Lucent 5 pin gas tube protectors          [ * ]


  CONFIDENTIAL. Disclose and distribute solely to those individuals who have a need to know


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                         Agreement No. 97050833

                                ADDENDUM NO. ONE

This Addendum consisting of eleven pages is attached to and made part of that certain Agreement No. 97050833, dated August 8, 1997 (the "Agreement"), between the U S WEST Companies defined therein ("Customer") and Next Level Communications, ("Supplier").

In consideration of the mutual promises and advantages to the parties, the parties further agree as follows:

1.   DESCRIPTION OF MODIFICATIONS

1.1 Paragraph 3.2 under Article 3, entitled "Invoices, Payment, Setoff, Taxes", of the General Terms and Conditions is deleted in its entirely and replaced with the following which is incorporated herein and into the Agreement by this reference.

     INVOICE AND BILLING

     Correct and undisputed amounts on invoices shall be paid within forth-five
     (45) days following receipt of both the product and the invoice. Customer and Supplier agree to a grace period of fifteen (15) days from the date by which payment is due before and invoice is considered to be past due. If payment has not been received within sixty (60) days of the invoice date, and Supplier has not been notified that the invoice is in dispute, Supplier shall assess a charge of one percent (1%) of the invoice amount per month for each month the invoice is past due.

     Special payment terms for 1998 pre-provisioning of new technology

     During the initial deployment period (January 1, 1998 to April 30, 1998) Customer may order and install the below listed products which are in early release stages for pre-provisioning of service implementation. For purposes of warranty and billing, these products shall be considered pre-acceptance in nature and shall have the following special provisions:
o    Warranty shall not commence until the date the invoice is due and payable
o    The terms of payment shall be Net 90 days after receipt of invoice.
o If, at the time the invoice is due, Customer has not agreed to accept the product(s) or the availability of features required to meet acceptance has slipped, Customer may request, and Supplier shall agree, to extend the payment term by the amount of time necessary to satisfy such criteria.
o These terms shall apply only to the following products: USAM shelf assemblies and commons, USAM modems and line cards, STD1500 set top boxes and/or Residential Gateway, View 2 Broadcast Management System, associated pedestal enclosures, and Remote Power Systems.

1.2  Article 5, entitled "Warranties", of the General Terms and Conditions;
     Article 4, entitled "Warranties", of the Special Provision Module - Services, and the Article entitled, "Warrant Term" contained in Product Schedule One are modified to add the following:

     WARRANTY

     5.9 In addition to the standard warranty provisions to which Customer and Supplier have agreed, Customer and Supplier agree to the following which is incorporated herein and into the Agreement by this reference.

     The warranty period for the hardware portion of all Access Systems and related products shall be [ * ] from the date of invoice. Should out-of-box failures occur or new products fail, said products shall be replaced with new products for similar fit and function. Should products fail or become defective while in service, said products shall, at Supplier's option, be repaired or replaced with refurbished products. The warranty period for the replaced or replaced products shall be the remainder of the original warranty or [ * ], whichever is greater. If Supplier is not the


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     manufacturer or licenser, Supplier shall obtain and pass to Customer manufacturer's complete warranty.

  o The warranty for Customer Premise Equipment ("CPE") intended for use outside of Supplier's network Interfaces shall be [ * ] from the date of invoice. Such CPE shall include but not be limited to set top boxes, residential gateways, data modem or set devices, and NIC cards. During the warranty period, Supplier shall replace any defective products or products which suffer out-of-box failure with new product of similar fit and function. Should products fail or become defective while in service, said products shall, at Supplier's option, be repaired or replaced with refurbished products. The warranty period for the repaired or replaced products shall be the remainder of the original warranty or [ * ], whichever is greater.

  o The warranty period for the software utilized in View 1, View 2, and View 3 product shall be [ * ] from the date of installation on a workstation or computing platform. Said software is warranted to conform to and perform in accordance with Supplier's specifications as contained in Supplier's documentation when said software is operated on the computing platform(s) outlined in Supplier's specifications. During the warranty period, and at no charge, Customer shall received an and all enhancement and maintenance releases issued by Supplier, and shall have unrestricted access to Supplier's TAC center for technical support and assistance during normal business hours (6 AM to 5 PM PST). During non-business hours, Customer's access shall be restricted to service problems and emergencies only. Upon Customer's purchase of any new feature license, Customer's warranty shall be extended to a period of [ * ] from the date of Installation of the software release on a workstation.

1.3 Article 16, entitled "Force Majeure", of the General Terms and Conditions in deleted in its entirety and replace with the following which is incorporated herein and into the Agreement by this reference.

     FORCE MAJEURE

     Neither party shall be held responsible to the other for delays or failures to perform caused by fires, strikes or similar labor difficulties, embargoes, Government requirements, civil or military authorities, acts of God or the public enemy or other similar unforeseeable causes beyond the control of either party. If such contingency occurs to one party, the other party may elect to: 1) terminate the Order, in whole or in part, as to the product or software not received or services not completed; 2) suspend the Order for the duration of the delaying cause, buy or sell elsewhere the items to be bought or sold thereunder, and deduct from any Order commitment that quantity bought or sold or for which such commitments have been made elsewhere; or 3) resume performance under the Order once the delaying cause ceases and, at the option of such other party, extend the affected dates up to the length of time the contingency endures. Such Order shall continue in full force and effect with respect to all other rights and obligations. Subparagraph 2) above shall be deemed selected unless written notice is given with thirty (30) days after such other party is apprised of the contingency. Supplier shall not be relieved of liability under this clause if the delay results from failure of Supplier's subcontractor to make a timely delivery of material, or perform services in a timely manner unless such default arises out of causes beyond the control of both Supplier and its subcontractor, and without the fault or negligence of either of them.

1.4 Article 21, entitled "Termination of Agreement or Order(s)", is deleted in its entirety and replaced with the following which is incorporated herein and into the Agreement by this reference.

     ARTICLE 21. TERMINATION FOR CONVENIENCE:

     21.1 Customer and Supplier shall, in addition to its rights to cancel this Agreement for default, have the right to terminate this Agreement and/or any order(s) in whole or in part for its convenience at any time by giving Supplier at least fifteen (15) days written notice of termination specifying the extent to which the Agreement and/or any Order(s) is (are) terminated and the date upon which such termination becomes effective. After receiving notice of termination and except as otherwise directed by Customer, Supplier shall: (1) Stop work under the Agreement and/or any Order(s) on the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                          Agreement No. 97050833
                                                                Addendum No. One


     21.1 Customer and Supplier shall, in addition to its rights to cancel this Agreement for default, have the right to terminate this Agreement and/or any order(s) in whole or in part for its convenience at any time by giving Supplier at least fifteen (15) days written notice of termination specifying the extent to which the Agreement and/or any Order(s) is (are) terminated and the date upon which such termination becomes effective. After receiving notice of termination and except as otherwise directed by Customer, Supplier shall: (1) Stop work under the Agreement and/or any Order(s) on the date and to the extent specified; (2) Place no further contracts except as may be necessary for completing such portions of the Agreement and/or Order(s) as have not been terminated; (3) Terminate all contracts to the extent that they may relate to portions of the Agreement and/or any Order(s) terminated, and (4) Take such action as may be necessary or as Customer may direct to protect and preserve product which is in Supplier's possession and in which Customer has or may acquire an interest. At the time of termination and to the extent of the termination, the parties shall be released from any and all obligations under this Agreement provided that Supplier shall be paid for product(s) shipped prior to the date of termination less any amounts previously prepaid, for products ordered by Customer, but not yet shipped, Customer agrees to pay termination charges as set forth in this Agreement. Supplier agrees that a termination under this Article shall not constitute a breach of or default under this Agreement by Customer and that the payments to Supplier as provided in this Article shall constitute full payment of all claims by Supplier against Customer arising from a termination. Except to the extent of expenses incurred at the express request of Customer, Customer shall not be liable to Supplier for expenses, damages or losses of any kind including incidental and consequential damages, loss, anticipated profit, or unabsorbed indirect costs or overheads or any other losses or claims whatsoever on account of or arising out of termination. Except as set forth above, termination shall not affect either Customer's or Supplier's pretermination obligations hereunder and shall be without prejudice to enforcement of any undischarged obligations existing at the time of termination.

     21.2 If Termination For Convenience occurs in any period of time prior to fulfillment by Customer of its obligations under this Agreement, Supplier shall be entitled to issue an adjustment for the difference in the volume pricing granted for the commitment and the price Supplier would have otherwise have offered if no such commitment existed, as specified in the Product Pricing Schedule, Exhibit B, hereby referenced and incorporated into this Agreement. The adjustment shall apply to the quantities which have been shipped to Customer against Customer's Orders up to and including the effective date of termination for convenience of this Agreement in accordance with the following sliding scale:

          Volume              USAM          Residential Gateway
          ------              ----          -------------------
           0 - 100,000        [ * ]                  [ * ]
     100,001 - 200,000        [ * ]                  [ * ]
     200,001 - 450,000        [ * ]                  [ * ]
     450,001+                 [ * ]                  [ * ]

     The highest actual extended discount level achieved by Customer shall apply to all lines purchased.

     21.3 Termination for Convenience of Orders upon Customer's fulfillment of the commitment, will not be subject to the terms stated in this paragraph but shall be governed by the preceding paragraph 21.1 of this Article.

1.5 Article 22, entitled "Cancellation For Default," of the General Terms and Conditions is modified to add the following, which is incorporated herein and into the Agreement by this reference.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                          Agreement No. 97050833
                                                                Addendum No. One

     DEFAULT

     22.6 In addition to all other rights and remedies herein or at law or in equity, both parties shall have the right to terminate an Order, in whole or in part, without any obligation on the part of the aggrieved party, if, following notification, the other party is in breach or default of an Order and such breach continues beyond the time periods outlined in the clause entitled, "Cure Period". A Default shall deemed to be in effect upon written Notice by the aggrieved party. In the event that the party in breach or default is unable to correct or remedy the breach or default within the cure period, that party may submit to the aggrieved party an action plan which may include workarounds, substitutions, compensation, or other alternative means of resolution which may, upon acceptance by the aggrieved party, be deemed a reasonable cure in lieu of final resolution on an interim basis. Such acceptance shall not supersede any other obligations or remedies available to the aggrieved party under this Agreement.

     22.7 In the event the parties established a commitment, purchase level or discount program, the quantity covered by such canceled Order(s) under a breach or default shall be deducted from such commitment, purchase level or volume required for discount entitlement. Each party shall provide reasonable cooperation with the other to facilitate the remedy of a breach or default hereunder.

     22.8 Failure by Customer to pay any invoice due under any Order which is the subject of a good faith dispute shall not be deemed to be a breach or default by Customer.

1.6 The following Article entitled "Training" is incorporated herein and into the Agreement by this reference as Article 36.

     TRAINING

     Supplier offers to Customer training seats which may be used at its discretion and schedules at no charge contingent upon acceptance of the terms for commitment. Training credits will be accrued upon Order of each configured BDT system in the amount of:

   - 2 Installation, operations, or maintenance courses for each configured BDT system ordered which are standard training courses normally offered by Supplier to its customers

   - 1 management overview training credit for each configured BDT system ordered

     Training shall include instructor led hands on training (as applicable), training manuals and materials, and student review (certification of completion). Customer shall pay normal travel, lodging, and per diem expenses for Supplier's instructors for on site training. Customer shall be responsible for providing adequate facilities suitable for training for any on site training. If no such facility is available, Supplier may be requested to provide a location at a hotel or in one of its office facilities for training locally, which Customer agrees to reimburse the cost to Supplier.

     Customer understands that training requires hands on interaction by its personnel with the system and equipment. Unless training can be effectively conducted in a Customer facility where such equipment is present, without interruption to service, it will be necessary to have dedicated training systems in the location where training is to be conducted. Supplier will offer to Customer training systems and equipment (except workstations) in configurations adequate to meet its training requirements as follows:

   - Customer shall purchase training systems and equipment necessary

                                                          Agreement No. 97050833
                                                                Addendum No. One


o Supplier will offer a special discount of 25% from the volume prices in exhibits for all equipment purchased for training

o Racks, materials, and labor to assemble training systems will be quoted by Supplier at a pass through cost if needed by Customer

o Supplier will provide to Customer those releases and upgrades necessary to maintain the training systems purchased by Customer at the most current version level being deployed at no cost, unless the system is being upgraded or enhanced with new features which are included in the volume pricing schedules of this Agreement. These will continue to be offered at the special training discount.

      Training classes shall be limited to a minimum of 4 students and a maximum of 8 for all hands-on training conducted by Supplier. Management overview training has no restriction on the number of attendees, subject to space availability. Supplier requires at least 15 days advance notification to schedule training and instructors.

      Training courses offered by Supplier and descriptions are included in exhibits, along with costs for those courses, including volume pricing for contract training, should Customer require additional training beyond the number of seats available through training credits, Customized training, as may be required for Systems Integration, is included in System integration Pricing and training exhibits and is therefore not included in these terms.

1.7 The following Article, entitled "Distributed Software License Fees", is added to the Agreement and replaces Article 5 of the Special Provisions Module-Software License and Services in its entirety.

      DISTRIBUTED SOFTWARE LICENSE FEES

      Supplier offers to Customer a License to utilize its View1 Element Manager System (EMS) and View2 Broadcast Manager System (BMS). The one-time Right-To Use fees for these Software Programs shall be [ * ] per copy (single workstation) for the View1 Element Manager System and [ * ] per copy (single workstation) for the View2 Broadcast System, View1 and View2 Software Programs can support the applications and services for which they were intended for up to fifty (50) Broadband Digital Terminals (BDTs).

      Should Customer choose to distribute the cost of the Licensed Software over the number of lines in a deployment, Supplier offers to Customer a "distributed" Software License Fee which shall be paid incrementally with the purchase of a BDT shelf assembly. With each purchase of a BDT, Supplier shall include on the invoice, as a separate line item, a license fee of [ * ] for each View1 and [ * ] for each View2 Manager System purchased.

      License fees paid under the "distributed" Software License Fee program shall be captured and applied against the actual View1 and View2 Software License Programs ordered by Customer. Customer shall automatically receive full rights to utilize the software as well as Warranty for each copy of the View1 and View2 Software License Program ordered. Said Software License Programs shall be Ordered and invoiced at no cost.

      Following the first full calendar year under contract (calendar year
      1998), Supplier shall, on an annual basis, reconcile and adjust the amounts paid under the "distributed" Software License Fee program with any monies due based upon the actual number of copies of the Software License Programs delivered to Customer. If a shortfall exists, Customer shall be invoiced for the balance due. If Customer has overpaid, Supplier shall issue a credit to Customer which can be applied to


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                          Agreement NO. 97050833
                                                                Addendum No. One

     any future purchases of products manufactured by Supplier. If the Agreement has expired or been terminated, Customer shall receive a cash refund in the amount of the overpayment. All invoices or credit memos issued by Supplier shall be supported by documentation which refers to the quantities of BDTs ordered as well as the quantity of Software License Programs delivered to Customer. At Customer's option, Customer's purchase orders shall be cross referenced. Under the "distributed" Software License Fee Program, Software License Programs which have been delivered to Customer, but for which the actual cost of the License is less than [ * ] paid for under the "distributed" Software License Fee program, Supplier shall carry the fees due into the following calendar year until such time as the Agreement may expire or be terminated. Upon expiration or termination of the Agreement, Customer shall pay any monies due as payment for the Software License Programs, including the monies which are due as payment for partially paid Licenses under the "distributed" Software License Fee program. At the time established as the annual adjustment period, Supplier shall allow Customer to accrued and apply any overpayment of License fees for View 1 product as payment for fees due on View 2 product, and vice versa, should an imbalance exists which can be offset by transferring the accrued overpayment.

1.8 The following Article 37, entitled "Cure Period", is added to the Agreement and is incorporated herein and into the Agreement by this reference.

     CURE PERIOD AND WORKAROUND

     37.1 Both party shall be afforded a reasonable cure period following Notification of a default or breach of any term or condition of this Agreement to make corrective actions and resolve the breach or default prior to the injured party seeking relief through penalties, damages, termination or cancellation of Orders or this Agreement, or entering into Arbitration. During the cure period, the parties shall maintain on going communications as to the remedial actions being taken and the status of the breach or default, and shall make available its records and facilities for inspection as deemed necessary to assess the remedial actions or status. The cure period for the performance of an Order which has been accepted and Acknowledged shall be fifteen (15) working days. For new products, features, enhancements, or releases for which Customer has bee provided schedules, the cure period shall be thirty (30) working days. For services to be performed under this Agreement, the cure period shall be five (5) working days. All other terms or conditions under this Agreement shall have a thirty (30) days cure period.

     37.2 In the event Supplier fails to furnish any product, system, material, software or services, or any combination thereof, which conforms to Customer's specification(s) by the agreed upon delivery or availability date, for reasons other than "Force Majeure", or delays caused solely, directly, and independently of all other causes by the actions of Customer's failure to meet its obligations to Supplier, which failure may cause Customer to incur additional costs to meet commitments to its customers, then Customer may notify Supplier in writing that a workaround condition exists. Supplier shall immediately take every action available to provide interim solutions, substitutions, or other such measures at its expense to resolve the failure or minimize its impact until such time as the failure or delay no longer exists.

     37.3 Unless otherwise agreed upon in advance, the workaround condition shall be deemed the same period of time as the Cure Period prior to invoking a default, breach, or penalties or damages under this Agreement. If Supplier's workaround plan is accepted by Customer at its sole discretion, that plan, including any period of time specified in the Plan, shall relieve Supplier of any liability under default, breach, or penalties or damages under this Agreement.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                          Agreement No. 97050833
                                                                Addendum No. One


1.10 The following Article 38, entitled "Most Favored Status", is added to the Agreement and is incorporated herein and into the Agreement by this reference.

     MOST FAVORED STATUS

     The prices, volume discounts, and terms for products, systems, software, and services contained herein shall be at least as low as those prices, volume discounts, and terms offered by Supplier to any of its other customer for comparable products, systems, software, and services under similar terms and/or commitments in like quantities or volumes. If Supplier at any time extends to any of its other customers prices, volume discounts, or terms for products, systems, software, or services in terms, commitments, quantities, or volumes equal to or less favorable than those contained in this Agreement, Supplier shall promptly notify Customer in writing and extend such prices, volume discounts, or terms to Customer as of the date such prices, volume discounts, or terms were first offered by Supplier to any other customer. Such adjustments shall be effective as of the date first offered, and Customer shall be entitled to receive adjustments on all Orders from that date, including any applicable credits for invoices paid from the date first offered which may be applied against future Orders.

     Customer shall receive from Supplier most favored consideration in the definition and requirements of the features for the products, systems, and software without claim to patents or Intellectual Property. Supplier agrees to work jointly with Customer to define features and requirements during its development process in consideration of Customer's status as "first deployment customer" for Broadband services. Customer shall also be allocated first evaluation and production availability for those products under development by Supplier under this Agreement, and will have its Orders filled ahead of any other customer's Orders provided Buyer provides Seller with required forecasts on a timely basis. Supplier's obligations shall be limited to the availability of such forecasts on a timely basis and the quantities therein.

     Supplier shall receive from Customer "most favored" status as a primary supplier for the products, systems, software, and services under this Agreement and shall be allowed an opportunity to offer its products, systems, software, and services upon evaluation and acceptance by Customer within its operating territory for which Supplier's products, systems, software, or services conform to the intended application and function on a non-exclusive basis. Unless cause arises out of default, breach, contingency, or other such failure in performance under this Agreement, Supplier shall be considered a primary supplier for the services contemplated under this Agreement.

1.11 The following Article 39, entitled "Performance Compensation Payments", is added to the Agreement and is incorporated herein and into the Agreement by this reference.

     39. PERFORMANCE COMPENSATION PAYMENTS (LD)

     Both parties acknowledge that the assessment of penalties or damages may not adequately compensate for actual costs incurred by Customer, nor represent a remedy to default or breach of this Agreement. The parties therefore agree to jointly pursue every available course of action prior to reaching the damage or penalty stage to seek resolution. If Customer determines through such joint action that Supplier is making its best efforts to meet its obligations and is taking every reasonable action to resolve the situation, Customer may at its option agree to extend the schedule or date or waive damages or penalties if, in Customer's opinion, such action can be taken without financial impact to its business. However, if Supplier is not making its best efforts to meet its obligations a liquidated damage in the amount of [ * ] per day shall be deducted from any amounts that Customer owes Supplier.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                          Agreement No. 97050833
                                                                Addendum No. One

1.12 The following Article, entitled "Exclusive Development", replaces Article
     3.1 in the Special Provisions Module-Software License and Services.

     EXCLUSIVE DEVELOPMENT

     Customer may request Supplier to develop specific software or hardware features and enhancements to its existing products for which Customer desires to have exclusive use for either competitive reasons or special service offerings. If Supplier agrees to provide such development, Customer shall submit to Supplier a proposal containing the scope of effort and the nature of any required testing. Customer and Supplier shall jointly agree on the requirements and specifications for the product to be developed. Upon agreement by Customer and Supplier as to pricing and the methodology for pricing, Customer shall submit to Supplier a change order authorizing the development of the product as "work-for-hire." Customer shall have all title and rights to license the developed product provided Customer has paid for the development. However, this shall not preclude Supplier from using its know how and Intellectual Property to develop works of a similar nature for use with other customers. Upon Acceptance by Customer, and the passing of title, Supplier shall not be responsible for warranting the developed product under the warranty provisions of this Agreement.

1.13 The following Article entitled "Business Commitment", is added to the Agreement and is incorporated herein and into the Agreement by this reference.

     Business Commitment

     Customer shall purchase Broadband infrastructure and Broadband Access Lines, subject to termination for convenience and the conditions outlined below, with a minimum of 450,000 lines (telephone or video) over a period of sixty (60) months commencing on January 1, 1998, with an equal number of Residential Gateways purchased on a line-for-line basis. Customer may purchase either the NLC Fiber-to-the-Curb or USAM Broadband platforms as needed against this commitment.

A. The volume commitments shall be subject to satisfying the following conditions:

     (1) Supplier meets schedules for product and feature availability for general deployment consistent with the Business Plan Customer has established for its service offerings. If product or feature availability is not satisfied, Customer shall have the right to either reduce the level commitment caused by the delay, extend the commitment of a period of time to compensate for the delay, or cancel the commitment if it is determined that the impact is such that the business plan for Broadband deployment under which the commitment was made can no longer be achieved;

     (2) Both annual commitment volumes and the contract commitment volumes shall be consistent with the actual take rates Customer achieves over the term of the business commitment period. Supplier shall allow Customer to extend, in annual increments, the commitment levels beyond the term of the Agreement without penalty should the take rates not afford Customer the opportunity to retire the commitment over the specified period. Thus, annual purchase and total purchase during the term of the commitment period shall remain consistent with Customer's on-going business plans and budgets for Broadband deployment; and

                                                          Agreement No. 97050833
                                                                Addendum No. One


     (3) If unforeseen adverse economic or regulatory factors beyond the control of Customer develop either internally or externally during the term of the Agreement which were not contemplated at the time the Agreement was entered into, or if the Customer's business case is not sustainable, Customer shall immediately revise its commitment to reflect the impact that such adverse factor(s) has on the commitment. This provision is an alternative to (b) above for Customer. The Customer's 1997 business case for the period covered by the term of this Agreement shall be the baseline used. Supplier shall not hold Customer liable for any portion of the commitment which cannot be met due to such circumstances. Customer shall, however, seek other application or services which may be available for which Supplier offers competitive technology, as a means to fulfill the commitment adversely affected.

B. The Supplier's pricing under this Agreement is discounted based on the commitment (subject to the provisions hereof) volumes of 450,000 lines and 450,000 residential gateways, and the volumes of sales that may possibly be made under Customer's business case potential for 1,000,000 Access Lines in Colorado and Arizona. Customer is not required to utilize Supplier for additional lines required over the commitment level of 450,000 lines.

Supplier will extend to Customer its Most Favored Prices, which shall not be increased, for the commitment portion of the potential deployment without commitment beyond that agreed upon.

During the term of this Agreement, if Supplier is able to secure further cost reductions from their suppliers, this savings will be passed on to Customer. Supplier shall additionally assist Customer in reducing costs by recommending any known engineering process changes, product changes, etc. of which will result in Customer benefiting from a cost perspective.

C. The following conditions apply to new markets and deployment volumes beyond the level of commitment:

     (1) Customer may, at any time during the term of the Agreement, purchase and deploy any of the products under this commitment in its other market areas beyond the initially budgeted markets or services as its business needs dictate. Customer shall not be precluded from issuing Request for Quotes or Proposals or selecting second suppliers for new markets, nor shall Supplier be precluded from responding to Requests for Quotes or Proposals or seeking opportunity to sell its systems and products in any Customer market if the opportunity avails itself. Nothing herein shall be construed as a limitation on where Customer can install products purchased under the commitment; and

     (2) That, in any market area in which a Head-end is installed and Supplier is selected as a prime contractor or systems integrator for that Head-end, customer shall consider the Broadband Service deployment associated with that Head-end as business committed to Supplier; and

D. Customer shall provide Supplier with its best estimate of demand in a product forecast on a twelve (12) month rolling basis, which shall be non-binding except for the Ninety (90) day period proceeding the forecast month. Orders placed by Customer during the Ninety (90) day period preceding the forecast month shall be cancelable under Section C stated above or under Termination for Convenience. Customer shall place orders for delivery on the dates specified on the Orders for the quantities forecasted during that Ninety
(90) day period. Customer may increase or decrease the remaining nine (9) months of the twelve (12) month rolling forecast by 25% per quarter. Supplier's obligation with respect to product availability and delivery on the dates and in the quantities ordered shall be limited to the forecast. Customer shall be assured its Orders shall be filled ahead of any other customer to the extent that the Orders are within the forecast.

                                                          Agreement No. 97050833
                                                                Addendum No. One



     E. Customer shall not be required to pay any differentials in cost ("Bill Backs") or be required to pay higher than the Most Favored Prices for shortfalls in either the commitment levels or forecasts, provided Customer, at its sole discretion, extends the commitment period through amendment to the term of the Agreement to a period of time necessary to fulfill the commitment obligation or makes equivalent purchase in like volume levels of other systems or products offered by Supplier under the Agreement, unless termination for Convenience occurs prior to fulfillment of the commitment. Customer shall not be required to purchase or own any inventory related to the commitment level except for ninety (90) days of the rolling forecast which shall represent firm Orders. Customer's sole liability for not meeting the commitment shall be the payback discount stated in the Addendum Number Twenty-One, entitled "Termination for Convenience."

     F. Prior to this commitment taking effect and Orders placed in conjunction with Customer's commitment, the following milestones must be substantially met to the satisfaction of Customer and Supplier:

          (1) Prototype testing of VDSL modem technology meets mutually agreed upon criteria for use in general Broadband deployment no later than November 11, 1997;

          (2) USAM xDSL system meets Bellcore lab and FOA test criteria prior to General Deployment as mutually agreed upon by both parties no later than December 1, 1997;

          (3) the Residential Gateway meet the feature, performance, and functional requirements during Lab, FOA, and General Release stages as mutually agreed upon by both parties no later than June 1, 1998;

          (4) the View2 system meets the functional and operational requirements during the Lab, FOA, and General Release stages as mutually agreed upon by both parties by November 1, 1997;

          (5) the DC Ranch project meet Customer Acceptance criteria to be mutually agreed upon by both parties for data by November 1, 1997 and video by December 1, 1997;

          (6) Supplier and Customer shall reach mutual agreement upon detailed specifications no later than November 1, 1997; and

          (7) Supplier and Supplier shall reach mutual agreement upon USAM/XDSL and all necessary system integration plans and test requirements no later than December 1, 1997.

     Should any of the aforementioned products be delayed or fail to meet the mutually agreed upon requirements prior to the General Deployment schedule shown in exhibits, Customer may, at its option, either reduce the commitment to reflect the impact the delay or failure has on its plans and schedules, or extend the commitment by the period of time of the delay or time it takes to remedy the failure, irrespective of any other remedies Customer may be entitled to under the Agreement.

G. The following exhibits are hereby incorporated into this Agreement by this reference and shall apply to paragraph F above:

          (1) Exhibit C entitled "USAM VDSL NLC. Bellcore and U S WEST Testing", dated August 14, 1997;

          (2)  Exhibit D entitled "Phase 1 and 2 Videoset Capabilities";


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

                                                          Agreement No. 97050833
                                                                Addendum No. One


            (3) Exhibit E entitled "View2 Feature Releases";

            (4) Exhibit F entitled "Video Service Deployment Timeframes";

            (5) Exhibit G entitled "Data Service Deployment Timeframes"; and

            (6) Exhibit H entitled "Bellcore VDSL Test Plan".

      Further it is understood by both parties that the referenced documents will continue to change. Both parties shall mutually agree upon changes to these documents.

1.14 Article Number 29, entitled "M/WBE Subcontracting Plan", of the General Terms and Conditions, is hereby modified to add:

      Supplier agrees to work in good faith with Customer and to incorporate a formal M/WBE Subcontracting Plan as described in Exhibit A no later than January 1, 1998, hereby incorporated into the Agreement by this reference.

1.15 Exhibit B, Project Milestones, is hereby attached and incorporated into the Agreement, General Terms and Conditions, by this reference.

1.16  The following Article entitled

2.0 Except as modified herein, the provisions of the Agreement shall remain in full force and effect. The Agreement may not be further amended or altered except by written instrument executed by an authorized representative of both parties.


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